                                                             EXHIBIT 4(b)(ii).46

                                 SUPPLY CONTRACT
                                 ---------------

                                FOR THE SUPPLY OF

                               INTELLIGENT NETWORK

                                    SOLUTION

                                concluded between

                            EuroTel Bratislava, a.s.

    with its Registered Office at Vajnorska 100/A, 831 03 Bratislava,
     Slovak Republic, Business Identification Number 35705019, represented by Ing. Jozef Barta, Chief Executive Officer and Procurator and
             Thomas Cancro, Chief Financial Officer and Procurator

                 - hereinafter referred to as the "Purchaser" -

                                       and

                        Siemens, s.r.o. Slovak Republic,

      with its Registered Office at Stromova 9, 837 96 Bratislava,
   Slovak Republic, Business Identification Number 31349307, represented by
       Mag.Wolfgang Wrumnig, statutory representative and commercial executive director and Ing. Peter Kollarik, statutory representative and general director.

                 - hereinafter referred to as the "Supplier" -

          Both parties hereinafter also being referred to collectively as, "Parties" or individually as, "Party"


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CONTENTS


1      Definitions                                                          5

2      Assignment                                                          14

3.     Subcontracting                                                      14

4.     Purpose of the Contract                                             15

5.     Language                                                            16

6.     Priority of Contract Documents                                      16

7.     Scope of the Supply                                                 16

8.     General Obligations of the Supplier                                 18

9.     Installation Information                                            20

10.    Performance Guarantee                                               20

11.    Programme                                                           21

12     Supplier's Representative                                           21

13     Work at Site                                                        21

14     Obligations of the Purchaser                                        22

15     Completion Date                                                     24

16     Delay in Completion                                                 25

17     Acceptance Tests/PPS Acceptance Tests                               27

18     Taking Over                                                         32

19     Warranty                                                            33

20     Variations                                                          35

21     Ownership of the System                                             36

22     Terms of Payment                                                    37

23     Software License                                                    40

24     Intellectual Property Rights Infringement Indemnity                 39

25     Risk and Responsibility                                             41

26     Damage to Property and Injury to Persons                            41

27     Limitations of Liability                                            42

28     Interfaces                                                          43

29     Mitigation of Loss or Damage                                        45



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30     Insurance                                                           45

31      Termination                                                        46

32     Notices                                                             47

33     Trouble Resolution Procedure. Disputes and Arbitration              48

34     Substantive Law                                                     50

35     Miscellaneous                                                       50

36.    Confidential Treatment                                              53

37     Term of the Contract                                                56

38     Final Provisions                                                    56




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LIST OF ANNEXES*)

0.     Letter of Intent

01     Itemised Annex to the Letter of Intent

    1.      IN Based VPN Service and its Functionalities

    2.      IN Based PPS Service and its Functionalities

    3.      List of Hardware

    4.      Warranty and Support Services

    5.      Training

    6.      Project Organisation / Implementation Works

    7.      Other Software

    8.      Operating System software

    9.      Application software

   10.      Programme for IN based VPN Service

   11.      Programme for IN based PPS Service

   12.      Network concept / System Description

   13.      Price Table

   14.      Acceptance Tests/PPS Acceptance Tests

   15.      Responsibility Matrix

   16.      Performance Guarantee

   17.      VPN Support Systems Integration

   18.      PPS Support Systems Integration

   19.      CAMEL phase II.

             *) every Section will be in relation with respective Annex



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PART I - INTRODUCTORY AND INITIAL PROVISIONS

1            DEFINITIONS


             In the Contract (as hereinafter defined) the following words and expressions shall have the following meanings hereby assigned to them:


1.1. "Commencement Date" means the date on which the Contract becomes effective.

1.2.         "Conditions" means the terms and conditions of the Contract.


1.3. "Functionalities" or "Features", functionalities or features generally understood as the elements of the System that are able to act in a required manner and so provide required services based upon the IN Based VPN Service as specified in Annex 1 hereto and IN Based PPS Service as specified in the Annex 2 hereto.

1.4. "Service" means either the IN Based VPN Functionalities or the IN Based PPS Functionalities based upon which the respective Functionalities are operating, as specified in the respective Annex to this Contract. Expression "Services" means both above mentioned Functionalities.

1.5. "Contract " means this Contract entered into by and between the Purchaser and the Supplier as a document recording all the Terms and Conditions for the supply, installation, implementation, Integration and set into operation of the IN System and performance of the related Works , including all its annexes, attachments, schedules, appendices and exhibits made part hereof, any fully executed amendments and / or addendums hereto and all documents incorporated by reference herein.

1.6. "Contract Price" means the sum as payable by the Purchaser to the Supplier for the full and proper Supply of the System as defined in Section 1.10., including both its Parts under this Contract, as agreed by the Parties in the Letter of Intent, except for the segment/part of the Supply covered by the Integration Price.

1.7. "Integration Price" means the sum consisting of (i) the sum payable by the Purchaser to the Supplier for the proper and full Integration of the VPN Part of the System into the Support systems of the Purchaser as specified in the Annex 17 as well as (ii) the sum payable by the Purchaser to the Supplier for the proper and full Integration of the PPS Part of the System into the Support systems of the Purchaser as specified in the Annex 18, and (iii) the sum for the full and proper Integration of both VPN and PPS Parts of the System into the Base Network systems of the Purchaser, whereby the obligation to make the payment under item
             (iii) is up to the Purchaser only when such sum exceeds the amount of 2,700,000 EUR. The sum for the proper and full Integration of the PPS Part of the System into the Support systems of the Purchaser as specified in the Annex 18 under item (ii) shall be paid in full




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             according to Annex 18 and the above amount of 2,700.000 EUR shall not be applicable to Integration of the PPS Part of the System into the Support systems of the Purchaser.

1.8. "Supplier" means Siemens s.r.o., Stromova 9, 837 96 Bratislava, Slovak Republic, Business Identification Number 31349307, represented by its statutory representatives.

1.9. "Documentation" means all user, technical, operating and maintenance documentation and manuals, including instructions, guides and manuals necessary to enable the Purchaser to use the IN System and/or any of the Parts of the System, to be delivered by the Supplier, other than documents that fall within the definition of Hardware or Software. The technical documentation shall thoroughly describe the implementation process. Documentation shall be a part of the Supply and thus shall be delivered by the Supplier. The technical documentation shall reasonably describe the operation of the System.


1.10. "Supply of the System" or "Supply" means supply and/or licensing of any and all of its components and/or segments, and works necessary for set of the System into the proper operation and set into proper operation and functioning of both of the Services and respective Functionalities related thereto and based thereupon as defined in respective Annexes for the test/trial period of 12 months which period shall begin to run as of the occurrence of the issuance of the Taking-Over Certificate with respect to the VPN Part of the System (hereinafter referred to as the "Trial Period"); which supply includes without limitation:

             (i) supply of any Hardware and any other complementary equipment, assignment of the title thereto, together with its documentation, manuals, know-how, any related documentation, and like and

             (ii) license of a non-transferable, limited for the Trial Period and non-exclusive right to use any and all of the Application software together with its documentation, manuals, know-how, any related documentation, and like which will be generated, developed and/or furnished under the Contract,

             (iii) license of a transferable right to use the Operating System software for an unlimited period of time together with its documentation, manuals, know-how, any related documentation, and the like which will be generated, developed and/or furnished under the Contract, which eventual transfer shall be subject to terms and conditions under this Contract,

             (iv) license of a non-transferable, limited for the Trial Period and non-exclusive right to use any and all of the Other software together with its documentation, manuals, know-how, any related documentation, and like which will be generated, developed and/or furnished under the Contract,

             (v) performance of any and all of the Works necessary for proper installation, implementation, Integration, and set of the System into the operation according to the requirements stipulated herein.



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1.11.        "Supply of the Part of the System" means supply and/or licensing of any and all of components and/or segments of the particular Part of the System, and works necessary for set of that Part of the System into the proper operation and set into proper operation and functioning of the Service, respective Functionalities related thereto and based thereupon.


             In case the SW licensed under 1.10.(iii) shall be transferred to a third person after the expiry of the Trial Period the Purchaser shall apply for the Supplier's approval which should not be unreasonably withheld.


1.12. "Supply of the VPN Part of the System" means supply and/or licensing of any and all of its components and/or segments, and works necessary for set of the VPN Part of the System into the proper operation and set into proper operation and functioning of both of the Service and respective Functionalities related thereto and based thereupon.

1.13. "Supply of the PPS Part of the System" means supply and/or licensing of any and all of its components and/or segments, and works necessary for set of the PPS Part of the System into the proper operation and set into proper operation and functioning of both of the Service and respective Functionalities related thereto and based thereupon.

1.14.       "Hardware" or "Goods" means all of the equipment or units machinery inclusive of all accessories, materials, spare parts written documentation and any other tangible items delivered by the Supplier under this Contract defined in Annex 3.


1.15. "Works" means any and all works executed in connection with the Supply of the both Parts of the System, and other services necessary for the proper installation, implementation, Integration and its set into operation and proper operation of both of the Services as well as the set of the Functionalities to be supplied under this Contract, including without limitation (i) installation works associated with the Supply of both Parts of the System and their set into the operation ensuring the proper functioning of the Services and Functionalities related thereto, (ii) implementation works associated with Supply of both Parts of the System and their set into the operation ensuring the proper functioning of the Services and Functionalities related thereto as described in Annex 6, (iii) Integration, (iv) warranty services as described in Annex 4, (v) training services as described in Annex 5 (vi) support services as defined in Annex 4, (vii) project management services as described in Annex 6.


1.16. "VPN Part of the Works" shall mean all the Works necessary for the Supply and Completion of the VPN Part of the System.

1.17. "PPS Part of the Works" shall mean all the Works necessary for the Supply and Completion of the PPS Part of the System.

1.18. "System" means the intelligent network solution consisting of main PPS Part of the System including its Service defined in Annex 2 and Annex 19 and VPN Part of the System including its Service defined in Annex 1 (hereinafter collectively referred to also as the



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             "Services") and various customised Functionalities accommodated, developed and operating based upon and related to the respective Service and defined in the respective Annexes; System, consisting of any and all of its segments including, without limitation Hardware, Software and other deliverables and complementary equipment shall be supplied/licensed, installed, implemented into the functioning System and as such Integrated into all existing Base Network systems and Support systems of the Purchaser; which System shall be fully functional, accommodated and Integrated, ensuring the proper usage and operation of the Services and Functionalities related thereto and based thereupon. The expression System includes both of the Parts of the System, related Services and any and all of the Functionalities operating based upon both of the Services.


1.19. "All systems" means any and all Base Network systems and Support systems, except for the Network Management Systems.

1.20.        "Base Network systems" means any and all Purchaser's fundamental
             (core) GSM network systems, including Operation Systems, consisting of following entities: MSC/VLR's, HLR, BSC's, BTS's, SMSC, VMS, AuC/EIR.

1.21. "Network Management systems" means any and all network management systems of the Purchaser, including, without limitation, Watchmark Control and Metrica NPR.

1.22. "Support systems" means any and all support systems including without limitation Customer Care Systems, Administration Systems, Billing Systems, as specified in the respective Annex.


1.23. "Part of the System" means functional and operative part of the intelligent network solution consisting of either IN Based PPS Service platform ("PPS Part of the System") or IN Based VPN Service platform ("VPN Part of the System") and various customised Functionalities accommodated, developed and operating based upon and related to and based upon the respective Service, and any of the Hardware, Software and Works necessary for the proper installation, implementation, Integration and its set into operation and proper operation of either of the Services as well as the set of the Functionalities related thereto and based thereupon in accordance with the requirements provided for in this Contract. The expression Part of the System includes either of the respective Services and any and all of the Functionalities operating based upon and related to the respective Service.

             Part of the System corresponds to respective fundamental Service (IN Based VPN platform or the IN Based PPS platform) based upon which the respective Functionalities are operating.

1.24. "Integration" shall mean the performance of works/process upon which (i) all the Features and Functionalities set out herein are delivered, their proper operation in compliance with requirements set out herein is secured and upon which (ii) any and all existing elements of the System or any Part thereof, the System itself including both Parts thereof are embodied into All systems of the Purchaser. Integration shall consist of the parts/segments of the Integration - the integration of the both Parts of the System into the Base Network systems of the Purchaser(hereinafter also referred to as




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             "integration into the Base Network systems") and the integration of the both Parts of the System into the Support systems of the Purchaser as specified in the Annex 17 and in Annex 18 (hereinafter also referred to as "integration into the Support systems"). Process, fulfilment and completion of the Integration shall be made in a manner and to the extent that (i) all the Features and Functionalities hereunder has been delivered and their proper operation in compliance with the requirements set out herein has been secured and (ii) co-operation, correspondence and communication between each Part of the System and All systems of the Purchaser have no material design, operational and functional defects as well as any epidemic and/or systematic faults or operation interruptions which adversely affect the performance of the System or any Part of the System as well as Services, any and all of the Functionalities, which performance, operation and functioning being defined in the System operation requirements stipulated in this Contract. Fulfilment and finalisation of the Integration shall be the responsibility and obligation of the Supplier. The Supplier shall not be held liable for defaults and defects of the existing Bases Network systems of the Purchaser and extensions thereof not supplied by the Supplier, if not caused by the intervention of the Supplier. Wherever in this Contract the expression "integration into the Base Network systems" or expression "integration into the Support systems" is used, it shall be mutually understood that these expressions mean the respective part or segment of Integration as defined herein.


             The Supplier shall pay any and all reasonable and meaningful costs occurred with respect to integration into the Base Network systems, in amount of up to 2,700,000.00 EUR. The meaningful and reasonable costs associated with the integration into the Base Network systems of the Purchaser exceeding this amount and the costs related to any Integration works to the Support Systems shall be borne by the Purchaser. The amount of 2,700,000 EUR is based on an order of a Total Price of (Euro)11,300,000 and according to the main technical specifications and contents described within the Revised offer of Siemens AG, Austria provided to the Purchaser on February 27, 2001 (hereinafter referred to as "Siemens AG Offer"). In case the Purchaser decides not to conclude the Final Agreement according to
             Section 35.7.3. the maximum amount of 2.700.000 EUR shall be adapted / prorated with respect to the proportion between the Total Price and the Contract Price actually paid. The foregoing shall not apply should the Contract be terminated otherwise.



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1.25.        "Supplier's Equipment " means all appliances or things of
             whatsoever nature required for the purposes of the Works but does not include the System.


1.26. "Warranty Period" means the period following taking over of the VPN Part of the System, its Service and all of the Functionalities related thereto and based thereupon and which shall not lapse/end/expire earlier than the last of the following (time) events occurs (i) lapse of the time period of 15 months which starts to run as of the date of issuance of the Taking Over Certificate in respect of the VPN Part of the System and its Service and all of the related Functionalities, (ii) lapse of the time period of 15 months which starts to run as of the date of issuance of the Taking Over Certificate in respect of the PPS Part of the System. During the Warranty Period the Supplier guarantees proper functioning and operation of the Hardware, Software, System and Part of the System which has been already taken over by the Purchaser, Services taken over and its related Functionalities as described herein, which operation and functioning shall be free of any defects, epidemic and/or systematic faults, or operation interruptions, in compliance with the operation requirements provided for in this Contract. During the Warranty Period the Supplier is responsible for adjusting and repairing whatever defects which might appear within the course of operation in a manner as set forth herein; which shall be provided by the Supplier to the Purchaser at no charge in connection with the System, as defined herein above, under and in compliance with manners, quality, procedures timings, etc. as set out in the Annex 4.

             For PPS part of System Warranty Period will start after the date of issuance of the Taking Over Certificate with respect to the PPS Part of the System.


             If the Purchaser decides to conclude the Final Agreement in accordance with Section 35.7.1 (i) the Warranty Period stated herein will be extended by an additional 12 months For selected features of PPS Part of the System specified in Annex 2 as non-contracted, the price for the extension of Warranty Period shall be mutually agreed upon in the Final Agreement, however, the extension for the above shall not be provided free of charge. Notwithstanding the foregoing, the extension of the Warranty Period for all remaining elements of the System shall be included in the Contract Price.


1.27.        "Purchaser" means EuroTel Bratislava, a.s., Vajnorska 100/A,
             831 03 Bratislava,_ Slovak Republic, Business Identification Number 35705019, represented by its authorised persons,

1.28. "Purchaser's Drawings" means all the drawings and information provided by the Purchaser to the Supplier under the Contract.

1.29. "Gross Misconduct " means any act or omission of the Supplier in violation of the most elementary rules of diligence which a conscientious Supplier in the same position and under the same circumstances would have followed.


1.30. "Programme" means either Programme for the VPN Part of the System and/or for the PPS Part of the System, to be submitted by the Supplier in accordance with Section 11.1 and any approved revisions thereto.


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1.31.        "Milestone" means a particular date upon which the particular part/segment of the Supply of the Part of the System and/or any of its segment shall be finalised and completed stipulated in the relevant Programme (e.g. ready for installation, ready for acceptance etc.). Completion of the Milestone shall be reported and documented in form of a Milestone Progress Report.


1.32. "Ready for installation" means a Milestone upon which the Site is prepared by the Purchaser for installation of the System or respective Part of the System.

1.33. "Ready for acceptance" means a Milestone upon which the System or respective Part of the System is delivered, installed, implemented and integrated by the Supplier and is ready for the performance of the Acceptance Tests or PPS Acceptance Tests, as applicable. The Milestone may be considered completed only if ATP (Section 17) and ATS (Section 17) have been duly agreed upon in compliance with this Contract.


1.34. "Site" means the place or places in the Slovak Republic, provided or made available by the Purchaser where Works and/or part thereof are to be done by the Supplier or to which the Part of the System and/or any component, segment thereof is to be delivered.

1.35. "Software" means all the machine-executable object code versions of the computer programs which control the operation of the hardware including Application Software for VPN and PPS Parts of the System, Operating System Software, Other Software in the machine executable object code form of the software programs contained in the IN System, that shall be supplied by the Supplier under this Contract, the microcode (firmware) embedded in the Hardware, any update or revision of the programs or microcode delivered to the Purchaser under this Contract or any related maintenance agreement, any copies of the aforementioned items and software related user documentation.


1.36. "Other Software" means all the software other than the Operation System software and Application software and shall be defined in Annex 7.


1.37. "Operating System software" means such software, as it is defined in Annex 8.


1.38. "Application software" means in particular application software for the VPN Part of the System and the application software for the PPS Part of the System as defined in Annex 9.


1.39. "Specification" means the specification of the Works included in the Contract and any modification thereof made under Section 20 and any other specifications mutually agreed to in writing by the Parties and set forth in the relevant amendment to this Contract.

1.40. "Sub Supplier " means any company, corporate body or corporation with whom the Supplier concludes subcontract(s) for any part of the performance under the Contract or any authorised person (other than the Supplier ) named in the Contract for any part of the Works, or any authorised distributor or authorised service provider, or any person to whom any part of the Contract has been assigned or sub-contracted in accordance with Section 2 or 4 and who, by doing so, shall be bound by the terms and conditions of this Contract, and the Sub Supplier 's legal successors in title but not any assignee of the Sub Supplier. Supplier is fully


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             responsible for the performances of the Sub Supplier and for any damage which might arise in association with his fulfilment of the Supply.


1.41. "Taking-Over Certificate" means the certificate acknowledging the take over of the functioning respective Part of the System and thus either of the Services, Functionalities related thereto and based thereupon, which certificate is to be given by the Purchaser to the Supplier in accordance with Section 18.

1.42. "PPS Acceptance Tests" means the acceptance tests as described in a greater detail in respective Annex 14 hereto, to be performed before the PPS Part of the System is taken over by the Purchaser, which tests shall besides all of the requirements applicable to Acceptance Tests, prove the proper and free from any defects Integration and interoperability between (i) the two main Parts of the System, Services and their respective Functionalities, (ii) System, its Services and Functionalities and All systems to the extent in compliance with this Contract of the Purchaser with which it corresponds and co-operates and/or correlates.

1.43. "Acceptance Tests" means the acceptance tests as described in a greater detail in respective Annex 14 hereto, to be performed before either - Part of the System is taken over by the Purchaser in accordance with Section 17, which tests shall prove mainly and without limitation that (i) Supply of the Part of the System including all of the applicable Works has been performed fully in compliance with the description and specification of the Supply as required by and set forth in this Contract (ii) tested Part of the System may be taken over and thus commercially used, (iii) proper and free from any defects Integration of each Part of the System, its Service and Functionalities into All systems of the Purchaser with which it corresponds and co-operates and/or correlates, if applicable. Acceptance Tests shall result in an approval or rejection of the Supply of the tested Part of the System.

1.44.        "Completion Date" means the time stated in Section 15 upon which
             (i) completion of delivery shall be accomplished and (ii) Acceptance Tests and/or PPS Acceptance Tests have been successfully passed with respect of respective Part of the System, Service and Functionalities related thereto as described in Annex 14.


1.45. "Variation Order" means any written order, identified as such, issued to the Supplier by the Purchaser under Section 20.


1.46. "Acceptance Test Period" means a period from the date " Ready for Acceptance" to the end of acceptance testing when the System or Part thereof is accepted for commercial use. In Principle Acceptance Test Period shall last/take 6 weeks, however, it shall in no case exceed 3 months after the Ready for Acceptance Date has been announced. By the start of commercial use the Acceptance Test Period will be deemed as successfully passed.


1.47. "Affiliate" means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company.


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1.48.        "Authorisation" includes a consent, approval, resolution, license, exemption, filing or registration.

1.49. "Business day" means a day (other than Saturday and Sunday and other than a state holiday), on which banks are open for business in the Slovak Republic.

1.50. "Business hours" means a special part of the Business day from 8:00 to 18:00 hrs.

1.51. "Disclosure" means any release or disclosure or access, or permit to be released or disclosed or made available or accessible.

1.52. "Participant" means a person with whom a Party is proposing to enter or has entered into contractual relationship especially regarding the technical solution of the interface/Integration/interconnection of the System into the Purchaser's All systems in connection with the mutual negotiations regarding supply, installation and implementation of IN System between the Parties in compliance with the Letter of Intent concluded by and between the Parties on March 8, 2001 as amended.

1.53. "Regulation" means any regulation, rule or official directive of any governmental, intergovernmental or supranational body, agency and department or regulatory, self-regulatory or other authority or organisation.

1.54. "Representatives" means officers, directors and external counsels and consultants or other professional advisers of a Party, duly appointed by a Party.


1.55. "Total Price" means the amount that shall be payable by the Purchaser to the Supplier provided the procedure under Section
             35.7.2 is met. Total Price shall equal to 11,300,000.00 EUR, less the Contract Price, then adjusted for and according to the nominal price of the executed Variation Orders, and then adjusted for and according to the difference incurred as a result of the price of the configuration of the System pursuant to the Letter of Intent (which is the actual Contract Price) and the nominal price value of the configuration of the System as described in this Contract and relevant Annexes as of the Commencement Date. For the purpose of the calculation of the price difference as referred to herein above Parties shall agree upon the nominal price of the changed configuration of the System in comparison to this defined by the Letter of Intent, not later than at the Commencement Date.
             Parties hereto hereby represent that it is their mutual understanding that the Contract Price shall not differ from the price as stipulated in Section 3.1(ii) agreed upon between the Parties in the Letter of Intent, irrespective and regardless of the price impact of the changed System configuration. Furthermore the Parties hereto hereby represent that it is their mutual understanding that the minimum Total Price shall not be less than 8,852,839.00 EUR, which is equal to 11,300,000.00 EUR less the Contract Price of 2,447,161.00 EUR, except when agreed to in the form of a Variation Order or otherwise agreed by the Parties.


1.56. "Confidential Information" means all non-public technical or business information that one Party hereto (the "Disclosing Party") designates as being confidential and/or marked as proprietary which, under the circumstances surrounding disclosure known to the other Party hereto (the "Receiving Party"), ought to be treated as confidential or any information of such



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             a nature that a reasonable person would understand that such information is confidential . Confidential Information includes, without limitation, any information, including technical, business or commercial information, specifications, drawings, sketches, models, samples, data, computer programs, software, or documentation, in whatever form recorded or orally provided, and information received from others that Disclosing Party is obligated to treat as confidential. Confidential Information shall not include any information that: (i) is or consequently becomes publicly available otherwise than by Receiving Party's breach of this Contract or by breach of any legal provision; or
             (ii) information which was previously known by a Party free of any obligation to keep it in confidence.


1.57. The headings and titles in these Conditions shall not be deemed part thereof or be taken into consideration in the interpretation or construction of the Contract.

1.58. Words importing persons or parties shall include firms and corporations and any organisation having legal capacity. Words importing the singular only also include the plural and vice versa where the context requires.

1.59. Wherever in the Contract provision is made for a communication to be "written" Communications or "in writing" this means any hand-written, type-written or printed communication, including telex, cable and facsimile transmission.

1.60. Wherever provision for giving a notice, consent or approval by any person is made in this Contract, such consent or approval shall not be unreasonably withheld. Unless otherwise specified, such notice, consent or approval shall be in writing and the word "notify" shall be construed accordingly.

1.61. Whenever the Supplier is entitled to be paid cost in this Contract, such cost shall be properly incurred and shall include any overhead charges properly allocatable thereto but not profit unless so stated.


1.62. In these Contract "day" means calendar day, "month" means 30 days, "12 months" means year and "year" means 365 days.

2            ASSIGNMENT.

             Neither the Supplier nor the Purchaser shall assign, in whole or in part, his obligations to be performed or his rights to be executed under the Contract without prior written consent of the other Party, except when rights and obligations of either the Purchaser or the Supplier shall be generally transferred to the legal successor of referred Party upon prior written notice of the concerned Party to the other Party.

3            SUBCONTRACTING

             The Supplier shall not subcontract the whole Supply of the System except where otherwise provided in Amendments the Supplier shall not subcontract any part of the Supply of the System without prior written consent of the Purchaser. The Supplier shall, however, not


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             require such consent for purchase of materials or to place contracts for minor details or for any part of the Supply or for which the manufacturer, the supplier or licensor is named in the Contract, notwithstanding the Supplier shall notify the Purchaser in writing on the above-mentioned. The Supplier shall be responsible for the acts, defaults and neglects of any Sub Supplier , his agents or employees as fully as if they were the acts, defaults or neglects of the Supplier, his agents or employees.

             Any Subcontracting to Siemens Aktiengesellschaft [Ouml]sterreich and/or Siemens AG M[uuml]nchen/Berlin shall be performed without any further prior written consent.

4            PURPOSE OF THE CONTRACT

             The Purchaser issued a Request for Quotation (RFQ) to telecommunications network equipment vendor, the Supplier, to submit proposals to supply the Purchaser with equipment and Software and Functionalities, requested by the Purchaser, for introducing and implementing IN Based VPN and PPS Services within the existing GSM Network of the Purchaser for the life-Trial Period.

             By entering into this Contract the Purchaser and the Supplier agree on all the terms and conditions applicable to their respective rights and obligations regarding the IN System and the Supply of Hardware, software, Works and complementary equipment by the Supplier to the Purchaser and determine the general conditions of delivery, implementation and service of the Supplier. The Purpose of this Contract is the introduction and implementation of IN Based VPN and PPS Services within the existing GSM Network for the Trial Period.

             It is the intent of the Parties that this Contract shall set forth the terms and conditions on Supply, installation, implementation, licensing, Integration and set into life test/trial operation of the IN Based PPS and VPN so that it shall be in harmony to the extent possible with the terms incorporated in the Letter of Intent (attached to this Contract) and which comes out from Siemens AG Offer except for any of its enclosures, appendices, annexes providing for price calculation.


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             The purpose of this Contract is to provide for the terms and conditions governing the relationship between the Parties hereto in respect of the Supply, installation, implementation, Integration and set into operation of the System.

5            LANGUAGE


             This Contract is written in English language. The language for day to day communications shall be the English and/or Slovak language.


6            PRIORITY OF CONTRACT DOCUMENTS

             Unless otherwise provided in the Contract the priority of the Contract documents shall be as follows:

             1. This Contract including the terms and conditions of the Contract

             2.   The Annexe(s)

             3.   Any other documents mentioned in the Contract.


             In case of any discrepancy between the above documents the text of this Contract shall always prevail over any of the Annexes except the Contract itself. Each Annex shall prevail over the documents referenced in said Annex. Later made addendums and amendments alter the contents of this Contract only to the extent expressly agreed upon between the parties; all other conditions shall always remain unchanged.


             As the Annexes constitute an integral part of the Contract, any breach or infringement of whichever duty, obligation or commitment of either Party shall be deemed as breach or infringement of the Contract and shall invoke corresponding consequences.

PART II - TERMS AND CONDITIONS


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7            SCOPE OF THE SUPPLY


             This Contract shall set out the terms and conditions as well as the obligations of the Supplier related to and associated with the Supply of the System.

             The Supplier is obliged to supply and/or licence any and all components and/or segments of the System as described in Annex 12, necessary for its set into proper operation and proper operation and functioning of the Services and Functionalities as defined in Annex 1 and Annex 2 for the Trial Period; which means including without limitation


             (i) supply of any Hardware and any other complementary equipment, assign the title thereto and

             (ii) licence of a non-transferable, limited for the Trial Period and non-exclusive right to use any and all of the Application software together with its documentation, manuals, know-how, any related documentation, and the like which will be generated, developed and/or furnished under the Contract,

             (iii) licence of a transferable, non-exclusive right to use the Operating System software for unlimited period of time together with its documentation, manuals, know-how, any related documentation, and the like which will be generated, developed and/or furnished under the Contract, which eventual transfer shall be subject to terms and conditions under this Contract,

             (iv) licence of a non-transferable, limited for the Trial Period and non-exclusive right to use any and all of the Other software together with its documentation, manuals, know-how, any related documentation, and like which will be generated, developed and/or furnished under the Contract,

             (v) performance of any and all of the Works/Services necessary for proper installation and implementation and proper Integration, which Works includes without limitation also training services as described in Annex 5 ,project organisation services as described in Annex 6

             (vi) performance of the other Works, which shall include without limitation warranty services as described in Annex 4, support services as defined in Annex 4,


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             Duration of the Trial Period is 12 months. The Parties thereto agreed that the Trial period shall begin to run as of the occurrence of the issuance of the Taking-over certificate in respect of the VPN Part of the System, by the Purchaser.

             The Supplier is obliged to ensure, that the VPN Part of the System, including its Service and Functionalities , is based on CAMEL ph1.

             Parties agreed that upgrade to CAMEL phase 2 for Operating System Software as described in Annex 8 and Other software as described in Annex 7 will be provided by the Supplier within this Contract once available from the Supplier and requested by the Purchaser. The price for upgrade to CAMEL phase 2 for Operating System Software as described in Annex 8 and Other software as described in Annex 7 is already included in the price for the proper and full integration of the VPN Part of the System into the Support systems of the Purchaser as specified in Annex 17. If CAMEL phase 2, mentioned herein above, is required by the Purchaser, but at that time is not available from the Supplier, the Parties hereby covenant and undertake to negotiate, in good faith, the Supply of CAMEL phase 2 to the Purchaser from the Supplier or to negotiate an alternative solution, whereby such Supply or alternative solution shall be free of charge with respect to the upgrade for Operating System Software as described in Annex 8 and Other software as described in Annex 7 only.


             The Supplier is obliged to ensure that PPS Part of the System, including its Service and Functionalities which shall be provided for the Purchaser, is based on CAMEL phase 2. The parties agreed that price of upgrade to CAMEL phase 2 for Operating System Software as described in Annex 8 and Other software as described in Annex 7 provided by the Supplier is already included in the price for the proper and full integration of the PPS Part of the System into the Support systems of the Purchaser as specified in Annex.18. Specifications of the CAMEL phase 2 as well as price for CAMEL phase 2 for Application Software are described in Annex 19.

             The Supplier and the Purchaser hereby declare that it is their mutual understanding that the amount specified in respective item of Annex 19 in the amount of EUR 242 600,- represents meaningful and reasonable cost occurred with respect to the integration into the Base Network systems of the Purchaser and therefore and as such shall be fully borne by the Supplier as "EuroTEL Project Specific Discount".

             Notwithstanding the foregoing, the Parties hereby mutually understand and agree that the price for CAMEL phase 2 specified in the Annex 19 as "Total price without VAT for CAMEL phase 2" shall be the price ceiling with respect to CAMEL phase 2 as specified in Annex 19 and that the Purchaser shall not, in any case, with respect to CAMEL phase 2 as specified in Annex 19, pay anything in excess of the amount specified in Annex 19 as "Total price without VAT for CAMEL phase 2" except for the respective VAT.

8.           GENERAL OBLIGATIONS OF THE SUPPLIER


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8.1.         The Supplier shall, in accordance with the Contract, with due care and diligence of a prudent businessman, including without limitation:

             (i) Supply the System (VPN Part of the System and PPS Part of the System),


             (ii) test both Parts of the System including securing the proper set up of the Services, Functionalities,


             (iii) perform all of the obligations applicable, attributable to the VPN or PPS Parts of the System within the time plan set out in the respective Programme,

             (iv) notify the Purchaser in writing that the System or any Part of the System is Ready for Acceptance,


             (v) hand over the System for its usage during the Trial Period and any of the related Documentation, assign the title and licence where applicable based upon this Contract,

             (vi) perform the other Works, which include without limitation warranty services in accordance with this Contract and Annex 4, training of the Purchaser's personnel in accordance with Annex 5 and such additional training that the Parties may agree upon,

             (vii) manage the project by monitoring the activities, timeplans, conducting meetings, recording the minutes of meetings, reporting the status of project to purchaser project/programm manager

             (viii) provide the relevant documentation based on telecommunications and IT standards covering the analysis, acceptance, and operations phase including operations manuals

8.2. All of the undertakings of the Supplier under this Contract shall be performed properly and timely, in accordance with the (i) Responsibility matrix, (ii) Project organisation, (iii) description of the System as provided for in this Contract and its Annexes, in compliance with the Programme and not later than on the Completion Date.


8.3. The Supplier shall pay any and all reasonable and meaningful costs occurred with respect to the integration into the Base Network systems in amount of up to 2,700,000.00 EUR. The meaningful and reasonable costs associated with the integration into the Base Network system exceeding this amount and the costs related to any Integration works to the Support systems shall be borne by the Purchaser in accordance with the agreed amount of the Integration Price with respect to the integration into the Support systems. The amount of (Euro)2.700.000 is based on an order of a total contract volume of (Euro)11.300.000 and according to the main technical specifications and contents described within Siemens AG Offer. In case the Purchaser decides not to conclude the Final Agreement according to Section 35.7.3. the maximum amount of
             2.700.000 EUR shall be adapted / prorated with respect to the



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             proportion between the Total Price and the Contract Price actually paid. The foregoing shall not apply should the Contract be terminated otherwise.


8.4. The Supplier shall be responsible for and shall perform the completion of the Supply of the System. The Supplier shall undertake the following activities for the benefit of the Purchaser including without limitation: place orders for the Hardware, other equipment and Software and commence all associated project management activities.


8.5. Furthermore, the Supplier shall comply with the laws of the country of manufacture concerning the manufacture of the System, and the laws of the Slovak Republic so far as such laws concern the manufacture, installation and operation of the System or respective Part of the System. Nevertheless, the Supply of the System, including all the Works executed in the Slovak Republic and the functionality of the System as such, must comply with the Slovak laws and technical standards.


8.6. The Supplier shall be responsible for and shall obtain all required types of approvals and certificates from the relevant Slovak Telecommunications or other authorities for the execution of the delivery, installation, implementation, Integration and operation of the System. The Supplier shall be responsible and shall obtain all licenses, permits and approval certificates and permits whatsoever, which may be required in the country of origin of any materials and equipment, within Supply of the System, to be exported to the Slovak republic.

8.7. Furthermore the Supplier shall be responsible for the respective activities as stated in the Responsibility Matrix in the relevant Annex 15 to this Contract, as well as for respective activities stated in the Project Organisation as specified in the Annex 6 and for the activities as stated in the relevant Programme.

8.8. The Supplier shall complete the Supply of the System according to the respective Annex - the Programme.

9.           INSTALLATION INFORMATION

             The Supplier shall provide, within due time or within the time stated in respective Programme appropriate information required for:

             (a)  preparing suitable foundations or other means of support, and


             (b) providing suitable access on the Site for the System and any necessary equipment to the place where the System or any respective part of the System is to be installed, and


             (c)  making necessary connections to the System.


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10.          PERFORMANCE GUARANTEE


10.1. The Supplier shall furnish a Performance Guarantee, issued by Siemens Financial Services GmbH, Munich to the Purchaser in the amount of (i) 1,200,000 EUR until the date of issuance of the Taking Over Certificate with respect to the PPS Part of the System; and (ii) 600,000 EUR from the Taking Over Certificate in respect of the PPS Part of the System until the lapse/expiration of the Warranty Period hereunder, in the form specified in Annex 16 within 10 days after the Commencement Date. The Performance Guarantee shall be provided in a form approved by the Purchaser in writing. The cost of complying with the requirements of this Section shall be borne by the Supplier. The proceeds of the Performance Guarantee shall be payable to the Purchaser as compensation for any loss resulting from the Supplier 's failure to complete any its obligations pursuant to this Contract. Any claim made under the Performance Guarantee shall correspond to actual loss suffered by the Purchaser and the Purchaser shall not less than fourteen days prior to making a claim notify the Supplier in writing of its intent to do so.


10.2. The Performance Guarantee shall be valid until the Supplier has executed, completed, adjusted and remedied defects in the System or Part of the System in accordance with the Contract and afterwards will automatically expire, but not before the end of the Warranty Period defined in this Contract. No claim for any loss caused after the expiration of the Performance Guarantee shall be made against the Performance Guarantee after the end of the Warranty Period and the Performance Guarantee shall be returned to the Supplier within 20 days after the end of such period.

11.          PROGRAMME


11.1. The project time plan for both of the Services ("Programme") shall stipulate the time frame for the completion of the particular milestones of the Supply of respective Part of the System as well as its testing and Completion Date for the respective Part of the System. Programme including milestones for the Supply, testing and Completion of the VPN Part of the System shall be set out in the Annex 10 and of the PPS Part of the System shall be set out in the Annex 11, which Annexes constitute an integral part hereof and contain mainly the details of the following:

             (a) the time plan / order / dates upon which the Supplier shall carry out particular milestone sequences of the respective Part of The System, expressed in a particular time frame, including milestones and their definition and description thereof,


             (b) the dates by which the Supplier requires the Purchaser's co-operation.


11.2. No alteration to any of the Programmes shall be made without the prior written approval of the Purchaser, unless otherwise agreed in writing by both Parties.

11.3. All data and periods stipulated within the time schedule are based on the assumption of free access to the relevant Purchaser's premises at any time required for the performing of



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             Contract. The Purchaser is, however, not obliged to provide the
             Supplier with any assistance and/or co-operation at times other than during Business hours. Notwithstanding the foregoing: the Purchaser shall be obliged to provide the Supplier with the assistance required under and in compliance with Section 17.4 also outside the business hours.


11.4. In case of the necessity of an extension of times stipulated in a relevant Programme, the amendment of the Programme shall be done without undue delay. The said provision shall not affect any claims for damages or contractual penalties, when applicable.

12.          SUPPLIER'S REPRESENTATIVE

12.1. The Supplier shall appoint a competent representative to superintend the carrying out of the Supply of the System on Site. He shall be fluent in the English language. His name shall be communicated in writing to the Purchaser before work on Site begins pursuant to the Programme.

12.2. Any instruction or notice which the Purchaser gives to the Supplier's representative shall be deemed to have been given to the Supplier.

13.          WORK AT SITE


13.1. The Supplier shall provide all Supplier's Equipment necessary to complete the Supply of the System free of charge.


             The Supplier shall observe all applicable Purchaser's regulations, directives and/or bylaws and the legal regulations regarding safety on the Site. Such applicable Purchaser's regulations, directives and/or bylaws shall be submitted to the Supplier in writing within 10 days from the Commencement Date. All data and periods stipulated within the time schedule are based on the assumption of free access to the relevant Purchaser's premises at any time required for the performing of the Contract. The Purchaser is, however, not obliged to provide the Supplier with any assistance and/or co-operation at times other than during the Business hours.


13.2. The Supplier shall be entitled to use for the purposes of the Supply of the System including Acceptance Tests as well as PPS Acceptance Tests such supplies of electricity, water, gas and other services as may be available on the Sites free of charge.


14.          OBLIGATIONS OF THE PURCHASER


14.1. The Purchaser shall in reasonable time grant the Supplier safe and free access to the Site even during night and on Saturdays Sundays and Holidays. The Purchaser is, however, not obliged to provide the Supplier with any assistance and/or co-operation at times other than during Business hours.


14.2. Any building, structure, foundation or means of access on the Site to be provided by the Purchaser shall be in a condition suitable for the reception, movement, installation and


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             maintenance of the System or respective Part of the System within the time or times indicated in the respective Programme.

14.3. The Purchaser is obliged to pay the Contract Price for the System supplied and the Works executed by the Supplier under this Contract and to take over all the System and the Works pursuant to this Contract and thus issue a Taking-Over Certificate, in the case if
             (i) the System is properly supplied and all Works are duly executed and (ii) all requirements on the System and its Functionalities agreed herein and in the relevant Annexes are fully met. The conditions stipulated in the Section 18 shall be met.

14.4. Furthermore the Purchaser shall be responsible for the respective activities as stated in the Responsibility Matrix in the relevant Annex 16 to this Contract, as well as for respective activities stated in the Project Organisation as specified in Annex 6 and for the activities as stated in the relevant Programme.

14.5. The Purchaser hereby represents and covenants to use its best efforts in providing the Supplier with co-operation, negotiation with the Participant aiming at reduction of the costs of Integration, assistance including but not limited to provision of required information, subject to restrictions imposed on the Purchaser by other contractual relationships the Purchaser is party to.


14.6. The Purchaser shall, not later than 10 days prior to the scheduled date of starting of the System installation notify the Supplier in writing of the readiness of the Site. The representatives of both Parties shall then inspect the Site within 5 days of the date specified in the Purchaser's notice to ascertain the readiness of such Site for installation. The results of such Site inspection shall be certified in writing by the representatives of both parties. Minor discrepancies which do not affect the proper installation, testing and acceptance of the System shall not prevent certification of the Site concerned as Ready for Installation on condition that the Purchaser shall make good such discrepancies as soon as possible and in any event in sufficient time for the necessary testing and acceptance in accordance with the relevant project time schedule.

14.7. The Purchaser shall provide on Site all the Power Supply necessary for the operation of the System.

14.8. Copyright to all Documentation, including but not limited to drawings, specifications, manuals, documents, data, and software provided by one Party to the other under this Contract shall remain with the author. The receiving Party shall be deemed to have a non-exclusive royalty-free right to use the Documentation for the purpose that is in accordance with this Contract. Unauthorised copying (except of copying or other reproducing permitted by the applicable legal provisions) shall be strictly prohibited.

             Without prejudice to the generality of the aforesaid, more specific terms and conditions are set forth hereinafter.


14.9.        The Purchaser shall have the right to use and to start,



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             business simulations in the form of the operation of both Parts of the System for the limited groups of the Purchaser's clients as soon as the Ready for Acceptance milestone will have been announced, however, such use within business simulations shall not be deemed as a beginning of the commercial use of the respective Part of the System, Service and Functionalities and/or the prove of the Completion of the Part of the System and Taking over of the System or Part of the System. Notwithstanding the foregoing: the business simulations tests should not be performed in a way detrimental to the then current stage of Acceptance Tests/PPS Acceptance Tests.


14.10. The purchaser is obliged to deliver all necessary information about the current prepaid solution and/or its interfaces adaptation required by the supplier in the time and quality as mutually agreed by both the parties in Requirements Specifications, Acceptance Test Specification (ATS). Should he fail to do so the supplier shall not be liable for delivery times and quality of functionalities affected. The aforementioned shall not prejudice the supplier from making all reasonable effort to comply with his obligations hereunder duly and on time. The adaptation of interfaces requested by supplier shall be reasonable, technically feasible and mutually agreed to.

15.          COMPLETION DATE-


15.1. Supply of the System shall be considered completed when the later of the following events occurs


             (i) Acceptance Tests of the VPN Part of the System, its Service Functionalities set into operation has been successfully passed and Taking-Over Certificate has been issued

             (ii) PPS Acceptance Tests of the PPS Part of the System, its Service and Functionalities set into operation has been successfully passed and Taking-Over Certificate has been issued


15.2. Supply of the respective Part of the System shall be considered Completed when the latest of the following events occurs

             (i) the respective Part of the System, has been supplied, licensed, installed, implemented, Integrated into and with All systems of the Purchaser and set into operation and as such ensuring the proper functioning of respective Service and Functionalities related thereto and based thereupon has been set into operation in accordance with the requirements set out in this Contract, ensuring their proper operation in accordance with the requirements set out in this Contract, and

             (ii) VPN Part of the System has successfully passed the Acceptance Tests, or PPS Part of the System has successfully passed the PPS Acceptance Tests


             (iii) Taking-Over Certificate has been issued in compliance with this Contract.


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15.3.        The Completion Date for the respective Part of the System that is included in the respective Programme, shall mean the deadline date as of which the Supply of the Part of the System shall be Completed and all of the milestones set out by the particular Programme shall be met.


15.4. The completion of the fulfilment of the particular milestone within the Supply of the Part of the System as well as the completion of the respective Part of the System shall be finalised, completed and met within and in compliance with the time plan stipulated in the respective Programme.

15.5. The Completion Date may be appropriately postponed for the time period calculated in compliance with the provisions of this Contract, if necessary and if any of the following events occur:


             (a) extra or additional supply has been agreed upon in compliance with Section 20 hereof and completed,

             (b) placement of the Purchaser's instructions, other than those caused by, associated with and aiming at the adjustment the non-performance and/or improper performance or conduct of the Supplier,

             (c) caused breach of the undertaking of the Purchaser prescribed by this Contract, should effect of such a breach being of a nature and magnitude consistent with which caused the delay occurred,

             (d) occurrence of the impediment or obstacles which arose independently of the liable party's will and which prevent this party from performing its obligation, provided that it cannot be reasonabley expected that the obligated party could avert or overcome such an obstacle or its consequences and further that the occurrence of such an obstacle was unpredictable at the time when the obligated party undertook to perform such obligation,


15.6. If one of the aforementioned reasons/cases occurs before the stipulated Completion Date, the Supplier may be entitled to such extension as may be justified and reasonable, provided that the Purchaser is, within not more than 2 Business days from the day when one of the aforementioned reasons/cases occurs, notified in writing of Supplier's intention to extend the time for the Completion Date and the respective milestone timing. However, the above mentioned procedure shall not be applied to the extension referred to in Section 15.5.(a) as the Variation Order under Section 20 shall include the mutual understanding of the time extension applicable and corresponding amendment to the Programme shall be concluded.

15.7. Extension of the time shall be executed in a manner and by virtue of the amendment of the respective Programme performed by the Parties hereto.



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16.          DELAY IN COMPLETION


16.1 Notwithstanding the foregoing, the Supplier shall submit to the Purchaser in writing Progress Reports to the Purchaser on the progress of the Supply of the Part of the System ("Progress Report") on a weekly basis, as of the first Business day of the then current week of the Programme. Notwithstanding the foregoing, the Supplier shall submit the Progress Report with respect to the particular Milestone on the date of the completion of the then current particular Milestone as such date of completion of the Milestone being stipulated in the respective Programme ("Milestone Progress Report").


             The Progress Report shall contain a detailed description and exhibit of the current state of Supply performed, in comparison with the Programme. The Progress report shall be in accordance with the Programme. Furthermore it shall provide for the description of the activities performed, indication of the non-compliance of the performance with the respective Programme, problems, troubles, as well as their reasons, trouble resolution activity, required activity and assistance from the Purchaser and estimate of the time delay caused by reported problems/troubles, if any.

             In addition and notwithstanding the foregoing Section the Supplier shall in the Milestone Progress Report also report either on (i) full completion and finalisation of any and all of the supplies and work performances of the then current Milestone as stipulated in and in compliance with the respective Programme, or (ii) the partial completion and finalisation of any and all of the supplies and works performances of then current Milestone as stipulated in and in compliance with the respective Programme, or (iii) a failure of the completion and finalisation of the then current Milestone.


16.2 The Purchaser shall be entitled to a contractual penalty (which shall have the same meaning as "liquidated damages") and any of the remedies and/or claims as set out herein, if (i) the Supplier fails to complete the Ready for acceptance ("RFA") Milestone, as referred to herein within the time limits stipulated for its completion and finalisation pursuant to the respective Programme, and the failure is attributable and due to the reasons on the Supplier's side or (ii) there occurs any other kind of material delay in the fulfilment of any of the Supplier's undertakings provided for in this Contract,


16.3. The Supplier shall promptly notify the Purchaser, by the Progress Report and/or Milestone Progress Report or by any other means, in writing, of the occurrence of the delay, its likely duration and its cause(s). If the Supplier neglects to provide this notification, the Supplier shall have no right to refer to circumstances excluding his liability.

16.4. The amount of contractual penalty applicable to the failure as referred to in Section 16.2 shall be 2,500 EUR per commenced day of delay. The contractual penalty shall be computed for each day of delay which is the period between the date of Ready for acceptance Milestone as stipulated by the applicable Programme and the actual date of completion of the Ready for acceptance Milestone.

16.5. The cumulative amount of all of the claimed and paid contractual penalty shall in no case exceed 1,000,000.00 EUR.


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16.6.        The Purchaser shall have the right to claim damages in excess of the amount of the contractual penalty, however only to the extent of the limitation of liability as referred to hereinafter. The Purchaser shall be entitled to claim contractual penalty even where it has not suffered any damage and regardless whether damage was caused or not.

16.7. If the Supplier fails to (i) complete any Milestone, or (ii) Complete any of the Part of the System within and in compliance with the Programme, the Purchaser is entitled, by the prior notice, including without limitation to withdraw from the Contract, or to require the finalisation of the completion as referred to herein within an extended additional time, according to the nature of the non performance. If the non performance is not fundamental, the notice requiring completion shall fix an additional time for completion which shall be reasonable.

             In determining whether a failure as referred to hereinabove or to perform any of the obligations amounts to a fundamental non-performance regard shall be held, in particular, to whether

             (i) the Supplier while non-performing, knew, or could have reasonably predicted at the time of conclusion of this Contract, taking into account the purpose of the Contract, that the Purchaser would not be interested in performance of the obligation in the event of such non performance,

             (ii) the non-performance substantially deprives the Purchaser of what it was entitled to expect under the Contract,

             (iii) the non-performance is intentional or reckless, and/or is attributable or due to the negligent performance of the Supplier's undertakings under this Contract

             (iv) the non-performance gives the Purchaser reason to believe that it cannot rely on the Supplier's future performance.

             If the Supplier fails to complete within such additional time, and this is not due to a cause for which the Purchaser or some other person employed by him is responsible, the Purchaser may by further notice to the Supplier either:

             (a)  require the Supplier to complete, or

             (b)  immediately withdraw from the Contract.

             The Purchaser shall give credit for the value of any part of the Supply which shall not be repatriated to the Supplier. Decision on what part of the Supply shall remain in the possession of the Purchaser shall remain fully in the discretion of the Purchaser.


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17.          ACCEPTANCE TESTS / PPS ACCEPTANCE TESTS


17.1. The purpose of the acceptance test is without limitation to (i) test whether the Supply including all of the Works has been performed fully in compliance with the description and specification of the Supply as required by this Contract (ii) prove that the System and/or respective Part thereof may be taken over and thus commercially used, and (iii) result in an approval/rejection of the Supply.

             Supply of the VPN Part of the System shall be considered Completed when the VPN Part of the System, its Service and respective Functionalities has been Supplied, including installation, implementation, Integration and set into operation, and have successfully passed the Acceptance Tests and Taking-Over Certificate has been issued in compliance with this Contract. Acceptance Tests shall be performed in accordance with the procedures set forth herein, in relevant Annex 14 and in other respective documents. Approval of the delivery shall be executed or considered to be at hand, when any of the criteria mentioned below has been fulfilled in accordance with this Contract.

             Supply of the PPS Part of the System shall be considered Completed when the PPS Part of the System, its Service and respective Functionalities has been Supplied, including installation, implementation, Integration and set into operation, and have successfully passed the PPS Acceptance Tests and the Taking-Over Certificate has been issued in compliance with this Contract. PPS Acceptance Tests shall be performed in accordance with the procedures set forth herein, in relevant Annex 14 and in other respective documents. Approval of the delivery shall be executed or considered to be at hand, when any of the criteria mentioned below has been fulfilled in accordance with this Contract.

17.2. The parties shall agree on the contents of the Acceptance Tests Specification ("ATS"), which shall contain a description of each planned test case and the desired result. Furthermore, the Parties hereto shall also agree upon the Acceptance Tests Procedures ("ATP") which in greater detail shall contain a time plan , terms and conditions for Acceptance Tests and/or PPS Acceptance Tests, a detailed description of the responsibilities of the Parties hereto, staffing, successful-result-of the Acceptance Tests and/or PPS Acceptance Tests criteria, prerequisites of the Acceptance Tests and/or PPS Acceptance Tests, as applicable. Purchaser's acceptance or rejection shall only depend upon the result of the test cases specified in the Acceptance Tests Specification.

17.3. The preparation of the System/Part of the System Acceptance will be carried out according to the following time schedule:


             . The Supplier shall provide the Acceptance Tests Specification forty (40) Business days prior to the commencement of the Acceptance Tests or PPS Acceptance Tests, as applicable.

             . The Purchaser shall respond with request for changes twenty (20) Business days prior to the commencement of the Acceptance Tests or PPS Acceptance Tests, as applicable. The Purchaser has the right to require additional reasonable tests.

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             .  Both parties negotiate changes between the 20th to 10th Business day prior to the commencement of the Acceptance Tests or PPS Acceptance Tests, as applicable. In case of rigorous objections or different opinions on the Acceptance Tests Specification the issue shall be resolved by the Project Managers as defined in Annex 6 in a meeting within the said time period.


             . The final agreed version of Acceptance Tests Specification will be provided to the Purchaser ten (10) Business days prior to the commencement of the Acceptance Tests or PPS Acceptance Tests, as applicable.

17.4. The Supplier shall provide guidance and documentation that is necessary to perform Acceptance Tests and PPS Acceptance Tests including information of personnel requirements (qualification and duties), list of tools and test equipment (common and special equipment) and Acceptance Tests and PPS Acceptance Tests manuals/procedures. Necessary tools and test equipment required for Acceptance Tests shall be provided by the Supplier. During PPS Acceptance tests, the supplier shall be obliged to provide, at no additional charge, all required support in non-business hours as well. In case, the performance of an activity during non-business hours is due to apparent delay in Purchaser's obligations fulfilment, the Supplier may charge for non-business hours activity in accordance with reasonable price mutually agreed upon.

17.5. The Acceptance Tests and/or PPS Acceptance Tests shall consist of the following tests:


             . Unit tests focused on basics unit test of hardware, network, database and operating systems

             . Application tests focused on testing the application behaviour and its functionality, no matter whether it was standard, customised or specially developed for Purchaser.

             . Integration tests focused on interoperability testing among the appropriate equipment and their parts.

             . Performance tests focused on performance testing of the services.


             . Business simulations tests focused on simulating the live operations for friendly customers

17.6. The System or any Part thereof, as well as its Service and Functionalities related thereto and based thereupon shall, during this test sequence, operate according to the specifications set out in this Contract and according to the terms and schedule stipulated in respective documents mentioned herein, especially it shall conform to the authoritative standards appropriate in the Slovak Republic as such standards shall be the latest issued.


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17.7.        The System as well as any Part of the System supplied by the
             Supplier under this Contract shall be "brand new". The testing and quality assurance procedures of the Supplier at the manufacturing facilities of System or any Part thereto can be provided upon Purchaser's request. The testing and quality assurance procedure shall be performed at the place agreed upon by the Parties. The Supplier shall provide the factory test protocols with each completion of the particular Milestone. Each Party will bear its own logistic costs. Logistic costs means the costs related to the execution of the Acceptance Tests and/or PPS Acceptance Tests and quality assurance procedures of the Supplier at the manufacturing facilities, if any, including without limitation assistance, all employees accommodation, pocket cash, travel costs.

17.8. Costs related to technical and /or technological aspects of the testing and of the System or any Part of the System as referred to without limitation in Section 17.4. shall be borne by the Supplier.

17.9. If the Milestone Ready for acceptance ("RFA") is met, the Supplier shall give to the Purchaser written notice 14 days before RFA. Unless otherwise agreed, the Acceptance Tests or PPS Acceptance Tests, as applicable, shall start within 14 days after RFA.

17.10. If the Purchaser fails to appoint a time of the Acceptance Tests or PPS Acceptance Tests, as applicable, within the time period of 14 days as referred to hereinabove or does not attend at the time and place appointed, the Supplier shall be entitled to proceed with the Acceptance Tests or PPS Acceptance Tests, as applicable, in his absence, but always in presence of reliable and impartial person literate in the area of the performance of similar projects to this described herein. Such person shall be determined by the Supplier upon his discretion, but following the requirements referred to heireinabove. Notwithstanding the foregoing the Supplier shall notify in writing the Purchaser on the choice of such a person, his/her name, surname and professional curriculum vitae, its intention to commence the Acceptance Tests or PPS Acceptance Tests, as applicable, in Purchaser's absence. Such notice shall be delivered to the Purchaser not later than 2 Business days prior the actual date of the commencement of the Acceptance Tests or PPS Acceptance Tests, as applicable, . The results of such Tests duly carried out in the absence of the Purchaser shall be deemed as accurate.
             If the results are successful, the Purchaser is obliged to issue the Taking Over Certificate as specified in Section 18. The time period referred to in this Section shall not apply for the "Business simulation tests", which constitutes an integral part of Acceptance Tests or PPS Acceptance Tests, as applicable, and shall not be in any case deemed as a commercial operation of the System or of respective Part of the System. The Purchaser is, however, not obliged to provide the Supplier with any assistance and/or co-operation at times other than during the Business hours. During PPS Acceptance tests, the supplier shall be obliged to provide, at no additional charge, all required support in non-business hours as well. In case, the performance of an activity during non-business hours is due to apparent delay in Purchaser's obligations fulfilment, the Supplier may charge for non-business hours activity in accordance with reasonable price mutually agreed upon.


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17.11.       If any of the Hardware, Software, any other complementary equipment or segment of the Part of the System, its Service or any of the Functionalities or its operation is found to be defective or fails to comply with the parameters and requirements stipulated in the Contract, the Tests shall be repeated on the same terms and conditions or the Purchaser may reject the acceptance.

17.12.       Notified defects shall be categorised into three different types:

               . Severe Defects preventing further Acceptance Tests or PPS Acceptance Tests, as applicable or is severely impaired. Some or all of the System functions supporting the business critical processes have failed in a way that these system functions are either not operative or limited in function, causing Purchaser's business to be critically affected.


               . Substantial Defects not preventing further Acceptance Tests or PPS Acceptance Tests, as applicable but necessary to correct in order to take the system into operation, since they have substantial impact on operations of the system. One of the System functions supporting the business critical processes has failed in a way that these System functions are limited in function causing Purchaser's business to be significantly affected

               . Minor Defects not preventing further Acceptance Tests or PPS Acceptance Tests, as applicable or a meaningful operation. They have minor impact on functionality and operations of the System. The System is operative with some functions being limited or non-time critical functions being inoperative.


17.13. If the respective Part of the System Supplied fails to comply with the parameters stipulated in the Contract on the repetition the Purchaser shall be entitled to:


             (a) order further repetition of the Acceptance Tests or PPS Acceptance Tests, as applicable, or

             (b) reject the respective Part of the System in which event the Purchaser shall have the same remedies against the Supplier as are provided under Section 19.9 b), or

             (c) issue a Taking-Over Certificate, notwithstanding that the respective Part of the System is not free from any and all defects.


17.14. Severe and Substantial Defects shall be corrected before or during the Acceptance Tests or PPS Acceptance Tests, as applicable. Delays in testing as a result of Severe and Substantial Defects will extend the time for Acceptance Tests or PPS Acceptance Tests, as applicable at Supplier's expense. Acceptance cannot be rejected due to minor faults which do not in any way materially affect the operation of the respective Part of the System, System, any of its Services and Functionalities, provided that the Supplier shall, in the reasonably shortest possible time stipulated by the Purchaser, accomplish all repair. Minor Defects shall not prevent acceptance or approval and may be corrected during the Warranty Period.


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17.15.       If, during the Acceptance Tests Period, there is a failure due to a cause attributable to the Supplier , the Supplier shall make, without additional charge, all modifications and/or all repairs including without limitation any replacements which may be necessary to rectify the failure and fulfil its contractual obligations.

17.16. The Supplier shall document all Acceptance Tests or PPS Acceptance Tests, as applicable performed, including their outcome, during the Acceptance Tests Period or before. Each test shall be documented by the Test Protocol signed by both Parties hereto. If the tested Part of the System, respective Service and Functionalities related thereto and based thereupon meet the prescribed performance and operation specifications, the Acceptance Tests or PPS Acceptance Tests, as applicable shall be qualified as successfully passed.


17.17. When two measurement results differ, when applicable, the Supplier shall be required to satisfy the Purchaser of Acceptance Tests or PPS Acceptance Tests, as applicable results. The Supplier is obliged to repeat the Acceptance Tests or PPS Acceptance Tests, as applicable, in reasonable and necessary extent, any such reasonable additional costs to satisfy the Purchaser.

17.18. Nothing in this section shall in any way release the Supplier from any warranty or other obligations hereinafter.


             Acceptance Tests or PPS Acceptance Tests, as applicable, are deemed as successfully passed, when there is no substantial or severe defect detected in the course of testing.


18.          TAKING OVER


18.1. The VPN Part of the System shall be taken over and a Taking-Over-Certificate shall be issued by the Purchaser, when it has successfully passed the Acceptance Tests.

18.2. The PPS Part of the System shall be taken over and a Taking-Over-Certificate shall be issued by the Purchaser when it has successfully passed the PPS Acceptance Tests.


18.3. Taking-Over Certificate shall be issued by the Purchaser not later than the second Business day following the day when the Acceptance Tests and/or PPS Acceptance Test has been successfully passed and delivered to the Supplier the same day. The period between the announcement for Ready for Acceptance Tests and Issuance of Taking Over Certificate shall be 6 weeks in principal, however, in no case shall exceed 3 months.


18.4. The Purchaser shall not commercially use any Part of the System before a Taking-Over Certificate has been issued in respect thereof. .


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             The Purchaser is allowed to use both Parts of the System for the business simulations which use shall not be deemed as a (i) beginning of the commercial use of the respective Part of the System, Service and Functionalities and/or (ii) Taking over of the System or respective Part of the System.

             Any Part of the System shall not be deemed taken over unless it is supplied in a manner that all of the Service and Functionalities operate in compliance with the operation description set forth in this Contract.


19.          WARRANTY


19.1. The Supplier warrants that the Hardware supplied under the Contract is new, unused, and incorporate all recent improvements in design and materials. The Supplier further warrants that all Hardware supplied under this Contract shall for a Warranty Period have no defects arising from design, materials or workmanship of the Supplier, that may develop in normal use of the supplied Hardware.

19.2. The Supplier warrants with respect to Operation System software, Application Software and Other Software that it conforms to all requirements and shall be free of defects during the Warranty Period.

19.3. The Supplier guarantees and warrants that the System and/or any Part of the System will be free from any design, operational and functional defects as well as any epidemic and/or systematic faults or operation interruptions which adversely affect the performance of the System or any Part of the System as well as Services, any and all of the Functionalities as defined in the operation requirements stipulated in this Contract during the Warranty Period.

19.4. The Supplier shall be responsible for and undertakes to adjust and repair whatever defects, faults, operation interruptions and the like, which might appear or may develop in the course of operation and normal use of the System or any Part thereof, regardless whether due to or arising from defective Hardware, Software, Works. Adjustment and repair as referred to in this Section shall be carried out in compliance with manners, quality, procedures timings, etc. as set out in Annex 4.

19.5. The Supplier will forward to the Purchaser all warranties that are granted to the Supplier by the manufacturer and/or third Party in respect of the Application software, Operating System software, Other software or the Hardware, if the said warranties provide for a longer warranty period than the Warranty Period stipulated herein.

19.6. The Supplier shall adjust and repair any and all defects as referred to in this Section. during the Warranty Period at Supplier's own cost. If any of such defects or faults as referred to in this Section occurs, the Purchaser shall forthwith notify the Supplier thereof in a manner, following the procedures and timing as stipulated in Annex 4.


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19.7.        The Supplier guarantees, ensures and warrants the proper operation of the System, both Parts of the System, Services, any and all of the Functionalities during the Warranty Period, and performance in compliance with the requirements and specifications set out in this Contract.


             The Supplier guarantees the correctness and completeness of all plans, technical information and documents to be supplied under this Contract.

             In the event of any non-conformance with the above warranty, the Purchaser shall promptly notify the Supplier thereof in writing and provide the Supplier with sufficient description of the claimed error or defect and shall act in accordance with Annex 4. If the Purchaser notifies the Supplier of a non-conformance during the Warranty Period, the Supplier shall eliminate the reported errors or defects within the time frame as stipulated in Annex 4 by providing at its technically reasonable discretion the Purchaser with, including without limitation, a by-pass solution or a new release of the Software without the error or defect so that it ensures proper operation of the System, any Part of the System, respective Service and all of the Functionalities.


19.8. The Warranty Period for the respective Part of the System shall be extended by a period equal to the period during which the respective Part of the System, its Service, related Functionalities cannot be used due to any defect mentioned herein or in a respective Annex 4.

19.9. If the Supplier fails to adjust and repair a defect as referred to herein within a prescribed time, the Purchaser may :


             (a) carry out the adjusting warranty / intervention himself or using the services of third party at the Supplier's risk and costs provided that he and/or third party does so in a reasonable and due manner. The costs properly incurred by the Purchaser in adjusting or repairing the defect shall be deducted from the Contract Price; this Section (a), however, does not apply to defects in the Software, or


             (b) terminate the Contract with respect to such Part of the System, if the defect or damage is such that the Purchaser has been deprived substantially the whole of the benefit of the System or any Part thereof as cannot be put to the intended use or if the defect of the System or any Part thereof is material. The Purchaser shall, to the exclusion of any adjustment or repair under Section 29, be entitled to recover all sums paid with respect to such parts of the Work together with the cost of returning the System or any Part thereof to the Supplier, or


             (c) charge a contractual penalty in the amount of EUR 2,500 (two thousand five hundred Euros) per each commenced day during which such a defect has not been repaired to the effect the System or any Part thereof operates in accordance with the requirements stipulated herein. The limitation and rules stipulated in Section 16.5 and 16.6 shall apply.

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19.10.       Availability Warranty


             The Supplier shall not be liable for any defects in the System (hardware and/or Software) resulting from:

             (a) operating of the System by the Purchaser not in line with the Documentation provided the Documentation is correct, proper and complete,

             (b) changes, repairs or amendments to the System or any Part thereof not in compliance with this Contract provided that they have not been performed by the Supplier or its Affiliate or Sub Suppliers,


19.11. Except in the case of Gross Misconduct, the Purchaser's remedies under this Section shall be in place of and to the exclusion of any other remedy in relation to defects whatsoever.

19.12 The Supplier guarantees that the System will be free from any fundamental design defects, which seriously affects or there may be a risk to affect the proper performance of the System as well as any epidemic and/or systematic faults during a period of three (3) years from the Taking Over Certificate issued with respect to the PPS Part of the System.


20.          VARIATIONS


20.1. The Supplier shall not vary or alter any Supply of the System or any Part thereof, except in accordance with a Variation Order from the Purchaser presented at any time before the Taking Over Certificate is issued. By Variation Order the Purchaser instructs the Supplier to alter, amend, omit, modify, add to or otherwise vary any part of the Supply of the System or any part of the System as such. The proposal for variations shall be done as a request in a written form ("Variation Request"). The Supplier may present the Variation Request in respect of the Supply of the System or with respect to the Supply of any Part of the System, or to the System or any Part of the System as such, to the Purchaser, but it is always up to the Purchaser to decide whether to accept the proposed conditions or not. The Variation Request shall be deemed as delivered to the respective Party as soon as delivered to the Project Manager appointed by this Party.


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20.2.        In a Variation Request, prior to any Variation Order under Section
             20.1, the Purchaser shall notify the Supplier of the nature, content and form of such variation, as well as the Purchaser's proposal for adjustment to be made to the definition of the Scope of Supply, the modifications to be done in the Programme and/or any other contractual arrangements in connection with the implementation of the variation. As soon as possible but not later than 5 Business days after having received such Variation Request, the Supplier shall submit to the Purchaser:


             (a) the Supplier's proposals for a description of variation in the Supply of the System to be performed and a Programme for its execution, and

             (b) the Supplier's proposals for any necessary modifications to the Programme according to Section 11 or to any of the Supplier's obligations under the Contract, and

             (c)  the Supplier's proposals for adjustment to the Total Price.

             Contract Price shall not be anyhow affected or amended by the executed Variation orders.


             The Purchaser shall in 10 Business days decide either accept or refuse the conditions for such Variation Order submitted by the Supplier. If the parties agree to vary the Supply of the System or any Part thereof, the Purchaser shall issue a Variation Order clearly identifying agreed conditions.

             The Supplier shall not refuse to implement any variations based upon the Variation Request without material justifiable reason. In particular, without limitation, the Supplier shall have material justifiable reason for refusing to implement a Variation Request, if he has a justified reason for believing that the implementation of the variation would jeopardise the successful passing the Acceptance Tests or PPS Acceptance Tests, as applicable or if the resources required to implement the variation are not at the Supplier's free disposal or could not be obtained without incurring unreasonable expenses, or if it would adversely affect the Supplier's intellectual property. The Purchaser may refuse any Variation Request presented by the Supplier without giving any reason.

20.3. If the Parties fail to come to an agreement regarding the consequences of this Variation for the Total Price, the Purchaser shall, provided that the procedure under Section 35.7.3. is met, pay a price, which is increased or reduced, taking into account the difference in the scope of the necessary activities and reasonable expenses related to the changed execution of the Supply of the System. The price should be reasonable and in compliance with the current Price Table as specified in Annex 13, if applicable and shall be quoted DDP Bratislava (INCOTERMS 2000). The principles of favourable prices as stated in Section 35.7.2. last subparagraph (i), (ii) and (iii) shall apply accordingly to the prices of Variation Orders. Notwithstanding the above mentioned the Parties hereto hereby represent that it is their mutual understanding that the minimum Total Price shall not be less than 8,852,839.00 EUR, which is equal to 11,300,000.00 EUR less the Contract Price of 2,447,161.00 EUR, except when agreed in the form of a Variation Order or otherwise agreed by the Parties.


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             Upon receipt of a Variation Order, the Supplier shall without undue delay proceed to carry out the variation under terms and conditions of the Variation Order and this Contract. The Programme shall be accordingly amended.

20.4. Any and all modifications, alterations, changes, amendments or variations after the issuance of the Taking Over Certificate shall be done in the manner of an amendment to this Contract, where the corresponding modifications and / or amendments to the Scope of Supply, Programme and price should be concluded by both Parties


21.          OWNERSHIP OF THE SYSTEM


21.1. The Hardware and complementary equipment to be supplied pursuant to the Contract and being part/segment of any Part of the System shall become the property of the Purchaser at whichever is the latter of the following times:


             (a) when Supply of the respective Part of the System is dully finalised and the respective Taking Over Certificate is issued by the Purchaser according to the Contract, or

             (b) when by virtue of Section 22 the Contractor has received the payment of the respective part of the Contract Price.


21.2. The risk of accidental loss or damage to the System shall pass to the Purchaser in accordance with respective Section 25.


22.          TERMS OF PAYMENT


22.1. The Contract Price is quoted DDU Bratislava (INCOTERMS 2000) and consists of a total amount of EUR 2,447,161.00 excluding value added tax, that shall be paid for the Supply of the System under this Contract as described in the Scope of the Supply, except for the Integration, in particular including without limitation for:


             a) the Hardware and complementary equipment, including, without limitation SSP Transit Switch System, as specified in related Annex 3,

             b) the Project Organisation, Implementation Works, Training and all other Works related to the Supply of the System, as specified in related Annex 4, Annex 5, and Annex 6

             c)  the licence fee for the Operating System Software,


             and of an amount of EUR 5,000.00 that shall be paid for the use and proper operation of the IN System during the Trial Period, including a licence fee for the Application Software.


             The Contract Price is denominated in EUR exclusive of custom duties and value added tax ("VAT") levied in or upon the importation in-to the Slovak Republic. VAT in accordance

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             with the valid laws of the Slovak Republic applicable to the
             Supply of the System by the Supplier will be paid in SKK (Slovak crowns) using the exchange rate SKK/EUR published by National Bank of Slovakia at the date when the taxable supply was provided.


             Custom duties incurred by the Supplier with respect to the import of the relevant parts / segments of the System into the Slovak Republic will be invoiced by the Supplier in SKK, based on and in compliance with the custom clearance documents as actual costs for official custom fees excluding any charges related to the declaration services and excluding VAT incurred upon importation, in addition to the Contract Price, if applicable. Supplier shall without unreasonable delay issue proforma invoice for official custom duties as defined above after the customs declaration of equipment in the Slovak Republic. The proforma invoice shall be paid within 30 days from the date when the proforma invoices was delivered to Purchaser.The advance payment arising from the proforma invoice shall be settled in the invoice for the payment of 40% of the Contract Price as per 22.2 (ii).The bank connection to the Supplier for the payments denominated in SKK shall be: Tatra banka, a.s., Account No. 2629040041/1100.

22.2. The Contract Price shall be paid according to the following terms of payment:


             The Supplier shall invoice to the Purchaser the amount that equals:

             (i) 40% of the Contract Price within a period of 30 days after the Commencement Date by direct bank transfer to the Supplier 's bank account with the ( Tatra banka, a.s.) (Account No. 2926530004/1100) with the reference ,,IN EuroTel". In the same way the Supplier shall invoice the Purchaser the amount that equals 5 000 EUR as the fee for the Trial Period Operation of the IN System (including the licence fee for the right to use the IN application software).

             (ii) 40% of the Contract Price. Such invoice shall be delivered to the Purchaser without unreasonable delay after taking over of the VPN Part of the System and shall be paid within 30 days from the date when the invoice was delivered to the Purchaser by direct bank transfer to the Supplier 's bank account with the (Tatra banka, a.s.) (Account No. 2926530004/1100 ) with the reference ,,IN EuroTel".

             (iii) 20% of the Contract Price. Such invoice shall be delivered to the Purchaser without unreasonable delay after taking over of the PPS Part of the System and shall be paid within 30 days from the date when the invoice was delivered to the Purchaser by direct bank transfer to the Supplier 's bank account with the (Tatra banka, a.s.) (Account No. 2926530004/1100 ) with the reference ,,IN EuroTel".


22.3. The overall prices and discounts are specified in Annex 13 to this Contract.

22.4. The Supplier shall pay any and all reasonable and meaningful costs occurred with respect to the integration into the Base Network systems including already occurred costs before the Commencement Date, in amount of up to 2,700,000.00 EUR. In case that costs are denominated in SKK, they will be reimbursed to the Supplier in SKK. The bank connection to the Supplier for the payments denominated in SKK shall be:


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             Tatra banka, a.s., Account No.  2629040041/1100. The Supplier will provide the Purchaser price offers for the respective services received from the Sub Suppliers in order to control the overall reasonable cost level for the integration into the Base Network systems of the Purchaser. The Supplier is not allowed to calculate any other charges above the Sub Supplier's price related to the Integration services. In case the Purchaser decides not to conclude the Final Agreement according to Section 35.7.3. the maximum amount of 2,700,000 EUR shall be adapted / prorated with respect to the proportion between the Total Price and the Contract Price actually paid. The foregoing shall not apply should the Contract be terminated otherwise.

             The Purchaser hereby declares that he is obliged to pay for the Integration Price in compliance with the terms and conditions of this Contract, which include the obligation to (i) refund and reimburse all the costs set forth in Section 8 occurred in respect of integration/interconnection of the System into the Base Network systems in order to achieve required Functionalities, exceeding the amount EUR 2,700,000.00 - or exceeding the maximum amount adapted in relation to the Contract Price actually paid in case the Purchaser decides not to conclude the Final Agreement according to
             Section 35.7.3.and (ii) pay all the costs occurred with respect to integration into the Support systems of the Purchaser as specified in the Annex 17 and in the Annex 18. The Integration Price shall be paid upon the invoice/(-s) issued by the Supplier for the aforementioned costs, if not ordered by the Purchaser directly from the third party. The evaluation of the optimised network and other systems configuration and costs related thereto shall be done in accordance with the respective Section herein. The due payment shall be done within 30 days from the date when the invoice was delivered to the Purchaser by direct bank transfer to the Supplier 's bank account with the (Tatra banka, a.s.) (Account No. 2926530004/1100 ) with the reference ,,IN EuroTel". Such invoice/(-s) shall be delivered to the Purchaser with respect to the Base Network systems without unreasonable delay after the respective Taking-Over Certificate is issued by the Purchaser, and with respect to the Support systems in accordance with Annex 17 and/or Annex 18.

22.5. If payment of any sum payable under this Contract is delayed, the intended recipient shall be entitled to receive interest on the amount due and delayed during the period of delay. The interest rate shall be the rate of one month EURIBOR plus 2% of the invoice currency per annum, but shall be calculated for each commenced day of the delay, deduced from the amount due and delayed. Any partial payments received shall first be applied to cover accrued interest, if any, and thereafter credited to cover the principal amount outstanding. The Supplier shall be entitled to such payment upon the request for payment through formal written notice.

22.6. If the Party fails to make the payments as provided in Section 22.2 and 22.4, the other Party shall provide to the entitled Party the additional reasonable time (but not less than 14 Business days) for making the due payments and shall warn the delayed Party that in case of non-performance in this additional time for payment, the entitled Party may either stop the Works or terminate the Contract by manner of withdrawal.


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22.7.        The Supplier warrants that the prices set forth in this Contract are as favourable to the Purchaser as those extended to its owner affiliated company purchasing or handling like quantities of the Hardware, Software or Works, provided by the Supplier under similar conditions, taking into account commercial or political risks, ownership structures and relevant market.

23.          SOFTWARE LICENSE

23.1. The Supplier grants to the Purchaser a non-exclusive, irrevocable, non-transferable, and limited for the Trial Period right to use any and all Application software and their licenses, documentation, manuals, know-how, any related documentation, Services, Functionalities and like which will be generated, developed and/or furnished under this Contract and based thereupon. The right to use under this Section shall be paid up in compliance with this Contract and royalty free.

23.2. The Supplier grants to the Purchaser an irrevocable, non-exclusive and transferable right to use Operating System software and its licenses, documentation, manuals, know-how, any related documentation and the like which will be generated, developed and/or furnished under this Contract and based thereupon for an unlimited period of time, time, which eventual transfer shall be subject to terms and conditions under this Contract.

23.3. The Supplier grants to the Purchaser a non-exclusive, irrevocable, non-transferable, and for limited period of time right to use any and all Other Software and their licenses, documentation, manuals, know-how, any related documentation, and the like which will be generated, developed and/or furnished under this Contract and based thereupon. The right to use under this Section shall be paid up in compliance with this Contract and royalty free.

23.4. The validity of the copyright to the Software and their licenses, documentation, manuals and the like which will be furnished and developed under this Contract will remain during the Trial Period in the property of the author.


23.5. This Section will not be construed to grant the Purchaser any right to use the source code of the Application software supplied by the Supplier.

23.6. The Purchaser shall be entitled for the purpose of this Contract to make back up copies of the Software at no charge. The provisions of the Act No. 383/1997 Coll. on copyright as amended shall apply. The Supplier modifications or changes to the Software which permit additional Services and/or Functionalities shall be made available to the Purchaser under the Terms of this Contract. The Purchaser and any successor to the Purchaser's title to the System or to any Part of the System shall have the right to assign rights under this Section to any other party which acquires the System or any Part of the System, provided any such other party agrees in writing to abide by the related terms and conditions. This right shall be valid only for transactions related to the further operation of the System or any Part of the System within the area of Slovak Republic.


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23.7.        The Purchaser will accurately reproduce all Supplier 's or its licenser's copyright, confidentiality and proprietary notices on all Software and related Documentation and will keep full, complete and accurate records of each copy received from the Supplier . These records will include Software serialisation numbers, the date of shipment, the date of delivery and the serial number of the Hardware used with Software.

23.8. The Purchaser shall not provide or make the Software or any portions or aspects thereof available to any person except to its employees and expert advisors on a "need to know" basis.


23.9. Except as otherwise expressly provided in the Contract, the Purchaser will not copy, translate, modify, adapt, decompile, disassemble or reverse engineer Supplier's or its licenser's Software, or any portion thereof, except for Operating System software, without the Supplier's prior written consent.


23.10. Should the Purchaser in exception to the above, be entitled to do anything of the above, the Supplier or its licensers will own all rights in any copy, translation, modification, adaptation or derivation of the Software except for copy, translation, modification, adaptation or derivation of the Operating System software. At the Supplier 's request the Purchaser will obtain the execution of any instrument that may be appropriate to assign these rights to the Supplier or its licensers or perfect these rights in the Supplier 's or its licenser's name.

23.11. Conditions regarding the rights to use of the Software shall remain in force after the termination of this Contract regardless of the cause of the termination.

24           INTELLECTUAL PROPERTY RIGHTS INFRINGEMENT INDEMNITY

24.1. The Supplier shall indemnify the Purchaser against third-party claims arising from any infringement of third party patents, trademarks, industrial design rights, copyright and other intellectual property rights ("IPR") as a consequence of the Supply of the System or Part of the System under this Contract and arising from use of the System or any Part of the System by the Purchaser. The limitation of liability in the case of breaching this obligation is agreed to the amount of 12,000,000 EUR.


24.2. In the event that the Purchaser receives a legitimate claim that the System or any Part of the System supplied by the Supplier under this Contract or any part or segment thereto, regardless whether Hardware or Software nature, infringes the intellectual property rights of a third party, the Supplier shall at no cost to the Purchaser and at its option, in order to stop the infringement or to procure the right for the Purchaser to continue using the System or respective Part of the System


                  (i) procure for the Purchaser the licence from the owner of the right to use the System or respective Part of the System supplied by the Supplier, or

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                  (ii)   change such System or respective Part of the System in
                         a way that it is not infringing, or

                  (iii) if neither of the foregoing is available on reasonable terms and conditions, the Supplier shall take back the supplied System or respective Part of the System and indemnify the Purchaser in respect of any cost, loss or damage arising out of such action..


24.3. The above applies under the condition that the infringement is not due to an unauthorised modification of the System or respective Part of the System by the Purchaser. The Supplier shall be immediately informed in writing about all third party claims raised and shall have the right to defend itself against the claim of infringement.


25           RISK AND RESPONSIBILITY


             The Risks of loss or damage to the System or to any Part of the System and to death and/or personal injury which arise in consequence of the Supply of the System in accordance with this Contract shall pass to the Purchaser separately for every Part of the System upon issue of the Taking Over Certificate in accordance with the Section 18 for such a Part of the System


26.          DAMAGE TO PROPERTY AND INJURY TO PERSONS


26.1 The Party who breaches any duty arising from this Contract is obliged to provide compensation for any damages, caused to the other Party, unless it proves that such a breach was caused by circumstances excluding its liability.


26.2. The Party shall not be liable for and shall not indemnify the other Party when such breach was caused by any obstacle which arose independently of the liable Party's will and which prevents this Party from performing its obligation, provided that it cannot be reasonably expected that the obligated Party could avert or overcome such an obstacle or its consequences and further that the occurrence of such an obstacle was unpredictable at the time when the obligated Party undertook to perform such obligation.


26.3. An obstacle that only arose during the time when the obligated Party was in default with performance of its obligation or which ensued from its financial situation shall not exclude its liability.

26.4. The consequences excluding liability are limited only to the duration of the obstacle to which they relate.


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26.5.        The injured Party is not entitled to any compensation or
             reimbursement of damage if non-performance of obligations by the obligated Party is caused by the conduct of the injured Party itself, or by insufficient co-operation between the injured Party and the obligated Party when the obligation to co-operation is agreed herein.

26.6. The Party which breaches its duty under this Contract or which, taking into account all the circumstances should know that it will breach the duty ensuing from its obligation under the contractual relationship shall notify the other Party of the nature of the obstacle which prevents or will prevent it from performing its obligations, and of the consequences. The notification must be provided in written to the other Party without undue delay after the Party who shall perform knew or ought to have known of the obstacle. If the obliged party fails to meet this duty, it is liable for damages resulting from such non-receipt.

26.7. Upon the occurrence of any such circumstances the Supplier shall endeavour to continue to perform his obligations under the Contract so far as reasonably practicable. The Supplier shall notify the Purchaser of the steps he proposes to take including any reasonable alternative means for performance which are not prevented by the obstacle. The Supplier shall not take any such steps unless directed so to do by the Purchaser. If the Supplier incurs additional costs in complying with the Purchaser's directions under this Section the proven and documented reasonable amount thereof shall be added to the Contract Price.

26.8. If circumstances excluding liability have occurred and shall continue for a period of 182 days then, notwithstanding that the Supplier may by reason thereof have been granted an extension of Time for Completion of the Works, either Party shall be entitled upon the other 28 days notice to terminate the Contract.

26.9. If the Contract is terminated under the previous Section, either Party may claim restitution of whatever it has supplied, provided that such Party concurrently makes restitution of whatever it has received. If restitution in kind is not possible or appropriate allowance should be made in money whenever reasonable.


27.          LIMITATIONS OF LIABILITY


27.1.        The liability of both parties is restricted to direct damages.
             Neither Party shall be liable to the other for any indirect or consequential or incidental damage that may be suffered by the other, except the damages caused under the protection of confidentiality provisions. However, this limitation shall not apply in cases of wilful action and/or gross negligence.

27.2. The liability of the Supplier to the Purchaser under this Contract shall in no case exceed the amount of 5,000,000.00 EUR. The same applies to the liability of the Purchaser to the Supplier.


28.          INTERFACES

28.1. The Supplier shall be responsible for meeting the interface / interconnection / Integration requirements specified in this Contract and so for introducing, implementing, Integration and

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             set into operation of the Services in accordance with the
             specifications set out in this Contract.

28.2. The Purchaser hereby represents and covenants to use its best efforts in providing the Supplier with co-operation, negotiation with Ericsson, SICAP or other third party aiming at reduction of the costs of Integration, assistance including but not limited to provision of required information, subject to restrictions imposed on the Purchaser by other contractual relationships the Purchaser is party to.

28.3. In addition to the preceding paragraphs, the Purchaser hereby covenants and is hereby obligated to co-operate fully with the Supplier and, as may be required by the Supplier with any relevant third party, in any and all matters related to and associated with the Integration or any part thereof, and/or the set of any and all interfaces, to ensure full functionality and operation of the both Parts of the System and their interoperability with All systems of the Purchaser. Furthermore, the Purchaser shall co-operate with the Supplier in interfacing the System to the Purchaser's Base Network systems and / or Support systems. In order to achieve the foregoing, the Purchaser shall for evaluation purposes only, provide the Supplier with readily available interface specifications to enable software licensed from the Purchaser's third party software suppliers to exchange with the Supplier's system management information, however, all interfaces necessary for the Purchaser shall be documented and communicated by the Supplier to such extend as it is required by the Purchaser.

28.4. The Supplier hereby covenants and is hereby obligated to co-operate with the Purchaser and, as may be required by the Purchaser with any relevant third party, in any and all matters related to and associated with the Integration of the System or respective Part thereof into All Systems of the Purchaser, or any part thereof, and/or set of any and all interfaces, to ensure full functionality and operation of both Parts of the System and their interoperability with All Systems of the Purchaser. The Supplier shall not be obligated to provide co-operation to the Purchaser or to the third party as referred to herein should such co-operation require the execution of the change or reconfiguration of the System as specified in this Contract to the extent affecting materially adversely the operation of the Service and Functionalities. Furthermore the Supplier shall not be obligated to use third party resources and/or solutions, if the Supplier can provide the required functionality with its own solutions, but only when it will not result to additional costs for the Purchaser or any other relevant third party or to the extent affecting materially adversely the operation of the Purchaser's All Systems. Additional costs, due to providing the required Functionality by the Supplier's own solution, will be borne by the Supplier. The costs of such a co-operation shall be borne in compliance with the respective provisions of this Contract. The obligation of the Supplier under this paragraph shall be always interpreted as the obligation to finalise the Integration and as such it shall be considered as the responsibility of the Supplier in accordance with the stipulations of Section 14.10. The Integration Price shall be paid by the Purchaser in accordance with the provisions herein and with the Annex 17 and 18.


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             Supplier hereby covenants and is hereby obligated to co-operate with the Purchaser and, as may be required by the Purchaser with any relevant third party, in any and all matters related to and associated with the integration of the System or any Part thereof into the Network Management systems of the Purchaser, or any part thereof, and/or set of any and all interfaces, to ensure full functionality and operation of the any Part of the System and its interoperability within the Network Management systems of the Purchaser. The Supplier is obliged to disclose the interfaces towards Network Management system, and to assist the Purchaser in the adaptation of the Purchaser's Network Management system interfaces to the System, which means the mapping of relevant System interfaces into the format required by the Network Management system, at a charge which is already included in the price for proper and full Integration of the PPS Part of the System into the Support Systems of the Purchaser. as specified in Annex
             18. The obligation of the Supplier under this paragraph shall not in any case be interpreted as the obligation to finalise the integration into the Network Management systems of the Purchaser by the Supplier. The integration into the Network Management systems shall be the responsibility of the Purchaser. The assistance of the Purchaser shall apply accordingly.

28.5. The Interface information provided in accordance with this Section may not be used by the Purchaser's suppliers or prospective suppliers for any purpose other than in connection with the Purchaser's All systems or any part thereof whether or not supplied by the Supplier

28.6. In compliance with the foregoing, as necessary, upon the Purchaser's request, the Supplier shall provide directly to the Purchaser's third party software supplier the following including without limitation (i) technical consultation to facilitate the Integration, (ii) access to the System for the purposes of Integration and testing of the Purchaser's third party supplier software in reasonable time frame agreed by the Parties so that the Purchaser's third party supplier software will be Integrated with the Supplier's system.

28.7. Parties hereto are hereby collectively obligated to form a Special Task Force Group ("STFG") with all parties and other related parties involved, if any, in order to evaluate the optimised network configuration and the related costs thereto with respect to integration into the Base Network systems as well as to agree upon the further proceedings related and associated thereto on the basis of the procedural rules herein. The third party will be involved in STFG according to the Charter of STFG as specified in the relevant Annex 6 if necessary for the purpose of specific requirements for the network configuration. STFG has the right to decide about the optimised network configuration of services related to the integration into the Base Network systems and the system of reimbursement of the costs in accordance with Section 22.4.

28.9. The STFG shall consist of three members, whereby one member shall be nominated by the Purchaser and one member shall be nominated by the Supplier. The third member shall be chosen by the above mentioned members of the STFG. If these two members fail to come to an agreement to appoint the third member within 14 days from the Commencement Date, the third member shall be appointed by a reliable third person agreed upon by the Parties. Each STFG member shall be technically or financially literate. Any resolution and / or decision of the STFG requires the affirmative vote of at least two members. The details


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             pertinent to the Structure, Meeting procedure and Decision making process are specified in the relevant Annex 6.

29.          MITIGATION OF LOSS OR DAMAGE

             In all cases the Party claiming a breach of Contract or a right to be indemnified in accordance with the Contract shall be obliged to take all reasonable measure to mitigate the loss or damage which has occurred or may occur.

30.          INSURANCE

30.1 The Supplier shall insure the System and both Parts of the System in a freely convertible currency against loss or damage incidental to manufacture, transportation, storage and final delivery until the System is taken over in accordance with this Contract. The insurance shall be in an amount equal to 110 % of the Contract Price on an "all risks" basis.

30.2 The Supplier shall insure against liability to third parties for any damage to any tangible property, to health or to the environment arising out of the Supply of the System and occurring before the end of Trial Period. Such insurance shall be effected before the Supplier begins any part of Works on the Site. The insurance shall be for not less than 500,000 EUR (five hundred thousand EUROS). Any other coverage available to the Purchaser shall apply on an excess basis. .

30.3 The insurance coverage effected by the Supplier may exclude any of the following:

             (a) the cost of repair for damages or malfunctions of the System or any Part of the System which is defective or otherwise does not comply with the Contract, provided that it does not exclude the cost of reimbursement for any loss or repair for damages or malfunctions of System or any Part of the System attributable to such defect or non-compliance,

             (b) indirect or consequential loss or damage including any contractual penalty for delay,

             (c) wear and tear, shortages, theft, risk of loss and destruction caused by the Purchaser,

             (d) risks relating to operation of motor vehicles for which third party or other insurance is required by law.

30.4         If the Supplier fails to effect insurance coverage as stated in
             Section 30.1 then the Purchaser may effect and keep in force such insurance. Premiums paid by the Purchaser for this purpose shall be accordingly deducted from the Contract Price.

31.          TERMINATION

31.1 If the Supplier is not performing in accordance with the Contract or is neglecting to perform his obligations under this Contract, the Purchaser may grant to the Supplier an

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             additional appropriate and reasonable time ( not less than 28 days ) for such performance and give written notice to the Supplier, requiring him to adjust such failure or negligence.


31.2.        If the Supplier :


             (a) has failed to comply within an additional appropriate and reasonable time with a notice under the previous Section, or

             (b) assigns the Contract or subcontracts the part or the Works without the Purchaser's prior written consent, or

             (c) becomes insolvent or enters into bankruptcy, obtains a receiving order made against him or compounds with his creditors, or carries on business under a receiver, trustee or manager for the benefit of his creditors or enters into liquidation, the Purchaser may terminate the Contract after prior written notice sent to the Supplier and expel the Supplier from the Site. The termination shall enter into force as soon as the notice is delivered to the Supplier in accordance with this Contract. Any such expulsion and termination shall be without prejudice to any other rights or powers of the Purchaser or the Supplier under the Contract.


31.3. Notwithstanding the aforementioned, the Purchaser is entitled to terminate this Contract also in accordance with, including, without limitations, the Section 16.7 (b) and 19.9 (b). The Purchaser is also entitled to cancel the Contract, if the Acceptance Tests or PPS Acceptance Tests, as applicable, have not been successfully passed within the maximum Acceptance Tests Period as stipulated herein.

31.4. If the Purchaser is not performing in accordance to the Contract or is neglecting to perform his obligations under this Contract, the Supplier may grant to the Purchaser an additional appropriate and reasonable time (not less than 28 days) for such performance and give notice to the Purchaser, requiring him to adjust such failure or negligence.

31.5. The Supplier may, terminate the Contract after prior written notice sent to the Purchaser, if the Purchaser becomes insolvent or enters into bankruptcy, obtains a receiving order made against him, compounds with his creditors, or carries on business under a receiver, trustee or manager for the benefit of his creditors or goes into liquidation.


             Such termination shall be without prejudice to any other rights of the Supplier under the Contract. The termination shall enter into force as soon as the termination notice is delivered to the Purchaser.

31.6. In the event of a termination caused by non-performance, the Purchaser and/or the Supplier shall return back all what was performed or if applicable, shall pay a respective amount and the aggrieved Party shall be entitled to reimbursement of expenses connected herewith.

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PART III - COMMON AND FINAL PROVISIONS

32.          NOTICES

32.1. All certificates, requests, demands, notices or written orders or other communications between the Supplier and the Purchaser in connection with this Contract shall be in writing and shall be deemed to be duly given on the date of delivery. The date of delivery shall be considered as follows:

     (a) if in writing, when delivered (in hand or by the registered letter, postage prepaid, return receipt requested);

     (b) if by telex, when dispatched, but only if, at the time of transmission, the correct answer back appears or at the start and at the end of the sender's copy of the notice; and

     (c)     if by facsimile, when received.


             However, a notice given in accordance with the above but received on a non-Business day or after Business hours in the place of receipt will only be deemed to be given on the next Business day at that place.

             All the communications shall be addressed to the following addresses:


             Siemens s.r.o.

             Address: Stromova 9,

             837 96 Bratislava

             Slovak Republic

             For technical issues:                   For commercial issues:
             --------------------                    ---------------------
             Ing. Martin Chynoradska                 Ing. Andrej Orban
             Tel.:   +421-2-5968 2335                Tel.:      +421-2-5968 2910
             Fax:    +421-2-5968 5236                Fax:       +421-2-5968 5901

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             EuroTel Bratislava, a.s.


             Address: Vajnorska 100/A

             831 03 Bratislava



             Slovak Republic

             For technical issues:                  For commercial issues:
             --------------------                   ---------------------
             Ing. Marian Hornik.                    Dr. Reinhard Scheller
             Tel.:   +421-2-4955 4555               Tel.:      +421-2-4955 4501
             Fax:    +421-2-4955 4560               Fax:       +421-2-4955 4509

             Notwithstanding the aforementioned, all the notices and other communications and / or documentation shall be deemed as delivered when delivered to the last known address stated in the Commercial Register of the Slovak Republic.

33           TROUBLE RESOLUTION PROCEDURE. DISPUTES AND ARBITRATION


33.1. The resolution of any factual and or technical discrepancies, questions and problems (collectively referred to as "problem") concerning the execution of the Supply of the System or Supply of any Part of the System and in particular, without limitation, the fulfilment / carrying out of the Programme, Works, Warranties, completion of the particular Milestone and or Completion of the Part of the System, Acceptance tests or PPS Acceptance Tests, as applicable, other mutual covenants and representations, rights and obligations under this Contract, which arise may first be referred to Expert in the form of a written Problem Report. Notwithstanding the foregoing the resolution of such problem shall be referred to Expert if the respective provision of this Contract with which the problem is associated refers to this Expert trouble resolution procedure as outlined in this Section hereinafter.


             Neither Party shall be entitled to (i) submit the resolution of any problem concerning the matters regarding the evaluation of the optimised network configuration and the related costs thereto falling under the competence of the Special Task Force Group, or
             (ii) follow the procedure as set forth in the following Sections and/or take legal action before fruitless completion of this Resolution Procedure.

             Any and all decisions taken as part of this Resolution procedure shall be documented in writing, signed by the representatives of both Parties in the project authority that took the decision.

             The Parties upon the mutual consents shall designate a single expert within three (3) Business days either from occurrence of disagreement and/or problem or from date when the dispute or trouble to the System arises.

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             An impartial and independent expert, appointed by both parties shall make the resolution or final decision on the raised issue. The appointment of the Expert shall be valid as soon as an expert is appointed and he agrees with such appointment. The appointment of the Expert shall be valid either for the whole duration of the Contract or for the resolution procedure of individual matter (ad hoc duration).

             The Expert shall be authorised to decide on the basis of, in compliance with and taking into consideration the provisions of this Contract, intention of the Parties hereto, purpose of this Contract, standard practices in the industry. This decision of the Expert shall serve as the final award in the resolution procedure if undertaken by the Parties.

             If the representatives of both parties fail to agree upon the Expert, then he shall be nominated by T-Mobile International (TMO).

             The Expert shall be literate and experienced in the fields of technology, licensing or in the relevant field and purpose similar to those as executed under this Contract.

             The expert shall render his decision in writing not later than in three (3) Business days from receiving the Problem report, which the Parties are obliged to deliver to chosen expert not later than 1 Business day of the appointment of the Expert, and/or as the case may be of the occurrence of the problem.


33.2. All disputes or discrepancies arising out of or in connection with this Contract, including any questions regarding its existence, validity or termination, including its Annexes, amendments, indemnities, consequences of default and its interpretation, performance and including disputes concerning to this Section shall be solved by the Parties on an amicable basis.


33.3. In case the Parties cannot solve the aforementioned disputes on an amicable basis and do not come to a mutual agreement within 30 days from written invitation of one Party to the other Party to settle the dispute amicably, the dispute shall be finally settled under the rules of conciliation and arbitration before the Court of Arbitration of the Slovak Chamber of Commerce and Industry in Bratislava, according to the Act No. 218/1996 Coll. on Arbitration Procedure. The place of Arbitration shall be Bratislava, Slovak Republic. The proceeding shall be carried out in Slovak language. Arbitration award shall be final and binding for both Parties.


34.          SUBSTANTIVE LAW


             This Contract shall be governed by and construed in accordance with the Laws of the Slovak Republic. Issues, not covered by this Contract shall be governed by and administrated in accordance with legal provisions of Section 536 and following of the Commercial Code on Contract on Work accordingly and of the other applicable provisions of the Civil Code, Commercial Code and other Laws if applicable.

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35.          MISCELLANEOUS

35.1.        Survival of provisions

             If any provision of this Contract is or becomes illegal, invalid or unenforceable for any reason, such provision shall not affect the validity or enforceability of the remaining provisions of this Contract and shall be, if possible and without unreasonable delay, upon mutual agreement of both Parties, replaced by a similar one, in order to achieve the intent of the Parties and technical and commercial purpose of this Contract.

35.2.        Amendment, Waiver

             Any amendment or other modification of this Contract or its Annexes will not be effective unless in writing and signed by the Authorised Signatories of both Parties. Waiver of any term or condition of this Contract by either Party shall only be effective if in writing and signed by the Party, against whom enforcement is thought. The failure by either Party to exercise any of its rights hereunder in one instance will not be deemed a waiver of such rights in the future or a waiver of any other rights under this Contract.

35.3.        Unexpected Events

             Should any unexpected event occur in the course of the execution of the Contract, the Supplier shall immediately report it to the Purchaser in a form deemed appropriate under the actual circumstances and submit this report within 3 (three) days of the occurrence of such event.

35.4.        Access

             Any representatives, experts or authorised employees of the Purchaser shall have reasonable access to the premises where the Hardware and/or Software is being manufactured and to all technical information relevant to the Contract for the purpose of monitoring the nature and progress of the Supplier's undertakings. The Supplier shall ensure that this section shall apply also to all of the Supplier's sub-contractors or suppliers if any. The Supplier shall furnish to the Purchaser such copies of orders, specifications, drawings and documents as he may reasonably require to perform quality assurance oversight.

35.5.        Termination of Production

             The Supplier warrants that he shall supply upon the Purchaser's order spare parts for the System or any Part of the System for a period of not less than 8 (eight) years after Taking Over of the System or Part of the System in question. In the event production of these spare parts is terminated, the Supplier shall send an advance notification to the Purchaser of the pending termination in sufficient time to permit the Purchaser to procure needed requirements. Following the termination of production of the spare parts, the Supplier shall furnish at no cost to the Purchaser the blueprints, drawings and specifications of the spare parts if and when requested by the Purchaser. These blueprints, drawings and specifications will be royalty free except in the event that the Supplier is obliged to pay royalty to a third


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             party, and subject to a case by case license agreement which will specify restrictions of the Purchaser's use thereof to maintaining the System or the Part of the System. Royalty paid by the Purchaser will not exceed those paid by the Supplier to the third party.


35.6.        Covenant to Employ


             The Parties hereby agree that during the period of time beginning with the commencement date of this Contract and ending 1 year after the end of the Trial Period under this Contract, neither Party shall offer employment to any of the other Parties employees involved in providing installation, implementation, Integration, maintenance and/or warranty service for the System or any Part of the System. If at any time, this Section is found to be overly broad under the laws of an applicable jurisdiction, this Section shall be modified as necessary to conform to such laws rather than be stricken here from. Notwithstanding the above, the Parties may mutually agree to waive this provision on a case-by-case basis.


35.7.        Possibility of the further co-operation

35.7.1.      Not later than 6 weeks prior to the expiration of the Trial
             Period and pursuant to then summarised results of the operation of the IN System during the Trial Period, the Purchaser shall be entitled to (i) issue a request for the negotiation and conclusion of the agreement covering the further frame co-operation for an additional period of ten (10) years, whereby other terms and conditions shall not be less favourable for the Purchaser than those specified in the present Contract, in particular with respect to the prices of the licenses (hereinafter referred to as the "Final Agreement") or (ii) to notify to the Supplier on the termination of the mutual co-operation, which termination shall become effective as of the day following the expiration of the Trial Period.

35.7.2. Should the Purchaser issue the request for the conclusion of the Final Agreement with the Supplier pursuant to Section 35.7.1. herein above, the Total Price including without limitation any other kind of payment (e.g. software fees, fees for the use of rights, etc.) for the whole PPS Part of the System and VPN Part of the System, including without limitation any and all Supply of hardware equipment, software, licences, works, services, consulting fees as well as any other costs of whatsoever nature as the term of the Final Agreement shall equal the amount of EUR 11,300,000.00 (DDU Bratislava, according to the INCOTERMS 2000 based on Annex 1 to the Letter of Intent concluded by and between the Parties on March 8, 2001 as amended) less the Contract Price, including any and all costs (DDU Bratislava according to the INCOTERMS 2000) of the Supply of the System occurred and paid by the Purchaser under this Contract (including without limitation consideration for the Hardware and the Software as referred to herein , the Project Management as referred to herein, the Supply of the System, including the Implementation Services and all other related Works as referred to herein ,Training as referred to herein ,the licence fee for the Operating System Software as referred to herein and fee for the Trial Period Operation of the IN System for the whole Trial Period as referred to herein and, then adjusted for and according to the nominal price of the executed Variation Orders, and then adjusted for and according to the difference incurred as a result of the price of the configuration of the System pursuant to the Letter of Intent (which is the actual Contract Price) and the nominal


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             price value of the configuration of the System as described in this Contract and relevant Annexes as of the Commencement Date. For the purpose of the calculation of the price difference as referred to herein above Parties shall agree upon the nominal price of the changed configuration of the System in comparison to this defined by Letter of Intent, not later than at the Commencement Date. Parties hereto hereby represent that it is their mutual understanding that the Contract Price shall not differ to the price as stipulated in Section 3.1(ii) agreed upon between the Parties in the Letter of Intent, irrespective and regardless the price impact of the changed System configuration. Furthermore the Parties hereto hereby represent that it is their mutual understanding that the minimum Total Price shall not be less than 8,852,839.00 EUR, which is equal to 11,300,000.00 EUR less the Contract Price of 2,447,161.00 EUR, except when agreed in the form of Variation Order or otherwise agreed by the Parties.

             Any additional performances, in particular but without limitation to enhancements, supplements, modifications, or upgrades contracted between the Purchaser and Supplier after or along with the execution hereof with regard to the System or any Part thereof shall become a part of the Final Agreement and share the same regime under the Final Agreement.as the whole System as such.

             If the Parties enter into such Final Agreement, the liability of the Supplier shall in no case exceed the amount of 22,600,000.00 EUR.


             Such Final Agreement shall, inter alia,(i) enable the Purchaser to order new features or modifications and the respective price shall not be less favourable as those for T-Mobile International, if appropriate, otherwise not contrary to the internationally recognised benchmarks, (ii) guarantee the extension with respect to Software licences for not less than 1,000,000 subscribers on the same Functionalities basis as it is according to this Contract and the respective prices shall not be less favourable than those according to this Contract and (iii) award the licence of the Supplier to the Purchaser for unlimited period of time and (iv) the Warranty Period stated herein will be extended by additional
             12 months to the effect the total Warranty Period shall be 27 months.For selected features of PPS Part of the System specified in Annex 2 as non-contracted, the price for the extension of warranty shall be mutually agreed upon in the Final Agreement, however, the extension of warranty for the above shall not be provided free of charge. Notwithstanding the foregoing, the extension of the warranty for all remaining elements of the System shall be included in the Contract Price, and (v) the Performance Guarantee as defined hereinabove shall be construed to amount of 600,000 EUR for the time period until the lapse of the Warranty Period.

35.7.3. Should the Purchaser notify the Supplier of the termination of the mutual co-operation, the Purchaser shall keep the Hardware and the Complementary equipment and the Operating System Software. The right to use as defined hereinbefore shall be terminated, except for the rights to use the Operating System Software. The Supplier shall uninstall the remaining Application software in the IN System. No Final Agreement shall be concluded. Upon this case the maximum amount of 2.700.000 EUR to be paid by the Supplier for the integration into the Base Network systems shall be adapted/ prorated with respect to the proportion between the Total Price and the Contract Price actually paid.


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             Adaptation as mentioned in this Section shall not apply, should the Contract be terminated
             otherwise.

35.8.        Entire Agreement

             This Contract, including all Annexes and amendments attached hereto and incorporated as an integral part of this Contract, constitutes the entire agreement of the Parties with respect to the subject matter hereof. This Contract supersedes in particular, without limitations, any and all previous proposals, preliminary agreements, letters of intent, minutes from meetings, other expressions of will, negotiations, conversations or discussions, regardless whether oral or written, carried out by and between the Parties in connection to the subject matter hereof before the Commencement Date of this Contract. There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein and therein.

36.          CONFIDENTIAL TREATMENT


36.1. The Parties hereby agree to preserve the information that may be disclosed during the mutual negotiations between them regarding the Supply of IN System or any Part thereof.


36.2.        Disclosure of Information


             (a) For two (2) years following the Commencement date of this Contract, Receiving Party may use Confidential Information only for the purpose in compliance with this Contract and without limitation of time shall not disclose any Confidential Information to third parties, except as provided below.

             (b) Either Party may disclose Confidential Information to any Participant only to the extent that is pertinent to the technical solution of the interface/Integration/ interconnection of the System into the Purchaser's All systems in connection with the mutual negotiations between the Parties regarding the Supply of System or either Part thereto for such purpose and only if Participant agrees in writing with the relevant Party to keep submitted information confidential on the same terms (with consequential changes) as set out in this Contract.


             (c)  Receiving Party is entitled to disclose Confidential
                  Information:

                  (i) in connection with any legal or arbitration proceedings arising out of or in connection with any business relationship between the Parties, or

                  (ii) if required to do so by an order of a court of competent jurisdiction whether under any procedure for discovering documents or otherwise, or

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                  (iii)    pursuant to any law or regulation in accordance with
                           which that Party is required or accustomed to act, or

                  (iv) to a governmental, banking, taxation or other regulatory authority of any competent jurisdiction,

                  provided that the Receiving Party shall give the Disclosing Party reasonable written notice prior to such disclosure and shall co-operate fully with Disclosing Party in obtaining, at the Disclosing Party's expense, an applicable protective order or equivalent.

             (d) The Receiving Party shall take reasonable security precautions, at least comparable to the precautions it takes to protect its own confidential information of similar nature and importance (which shall be no less than reasonable precautions), to keep confidential the Confidential Information. The Receiving Party may disclose Confidential Information only on a need-to-know basis to its and its Affiliates' employees, officers, directors and representatives including, without limitation, counsel and consultants (collectively "Representatives"), who agree to be bound by this Contract or similar agreement on the same terms (with consequential changes) as set out in this Contract.

             (e) Confidential Information may be disclosed, reproduced, copied, summarised or distributed in whole or in part only in pursuance of the Receiving Party's business relationship regarding the Supply of System or either Part thereto with the Disclosing Party, and only as otherwise provided hereunder. The Receiving Party agrees to segregate all such Confidential Information from the confidential information of others in order to prevent commingling.

             (f) Notwithstanding the above, the Purchaser shall have the right to disclose to third parties the fact, that in connection with the negotiations regarding the Supply of the IN Based PPS and IN Based VPN it has tentatively selected the Supplier as a vendor and shall also be permitted to make such disclosures of the contents of the negotiations of the Contract to financial institutions whereas are reasonably required by such financial institutions in connection with the provision of financing to the Purchaser.

             (g) Notwithstanding the above, the Supplier shall have the right to disclose to third parties the fact ( list of references ), that in connection with the negotiations regarding the Supply of the IN Based PPS and IN Based VPN it has tentatively selected the Purchaser as a buyer and shall be also permitted to make such disclosures of the contents of the negotiations of the Contract to financial institutions whereas are reasonably required by such financial institutions in connection with the provision of financing to the Purchaser. This right may be executed only after prior written approval given by the Purchaser to the Supplier.

37.3.        Rights and Remedies

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             (a)  The Receiving Party shall notify the Disclosing Party immediately upon discovery of any unauthorised use or disclosure of Confidential Information, or any other breach of this Agreement by the Receiving Party, and will co-operate with the Disclosing Party in every reasonable way to help the Disclosing Party regain possession of the Confidential Information and prevent its further unauthorised use.

             (b) The Receiving Party shall return all originals, copies, reproductions and summaries of Confidential Information (prepared by or on behalf of the Disclosing Party) at the Disclosing Party's request or after the termination of the Contract. All documents, memoranda, notes and other writings whatsoever, including without limitation electronic copies such as e-mail and computer files, whether machine or user readable, prepared by the Receiving Party or its Representatives based on the Confidential Information shall be destroyed at the Disclosing Party's request, and such destruction shall be certified in writing to the Disclosing Party.

             (c) Each Party acknowledges that a breach of the Confidential Treatment provisions of this Contract will cause the other Party irreparable injury for which the other Party cannot be reasonably or adequately compensated in damages. The Parties, therefore, each shall be entitled, in addition to all other available remedies, and without waiver of available defences, to injunctive and other equitable relief, along with reasonable legal and other fees, such as travel and out-of pocket expenses, and management time as may be deemed proper by a court of competent jurisdiction, to prevent a breach of this Contract and to secure its enforcement.

37.4. By disclosing information to the Receiving Party, the Disclosing Party does not grant any express or implied right or license to the Receiving Party to or under the Disclosing Party patents, copyrights, trademarks, trade secrets or other proprietary information.

37.5. The provisions of this Confidential Treatment Section shall accordingly apply also to any and all the business information or commercial information, including specifications, drawings, sketches, models, samples, data, computer programs, software, documentation or such, recorded in whatever form or oral, that enter within the scope of the business secret according to the
             Section 17 of the Commercial Code of the Slovak Republic (Act No. 513/1991 Coll. as amended).

37.6. None of the provisions of this Confidentiality Treatment Section shall apply to any of entity belonging to the T-Mobile International Group.

37           TERM OF CONTRACT

             The Parties hereby agrees that the term of this Contract shall commence upon the day of its Commencement Date and shall be terminated by the expiration of the Trial Period, unless otherwise agreed in accordance with this Contract.

38           FINAL PROVISIONS

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             The parties hereof declare that they have read the wording of this
             Contract thoroughly and consistently, that they have understood its contents and that this Contract expresses their free and serious will without mistakes. The parties hereof acknowledge this by the signature of persons fully authorised and entitled to act on behalf of the parties hereof (Authorised
             Signatories ).

             This Contract shall be valid as soon as this Contract is signed by the Authorised Signatories of the both Parties and shall become effective as soon as approved by the entitled body of the Purchaser.

             Parties hereby acknowledge that in case they wish to continue the mutual co-operation, they will sign another contract after expiration of validity of this Contract, in accordance with the manner and conditions as stipulated in Section 35.7 of this Contract.


             The Contract shall be executed twice in English, each of which will be deemed to be an original. The Supplier and the Purchaser shall both receive one original version.


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             IN WITNESS WHEREOF this Contract has been signed by the Authorised
             Signatories of each party hereto.

             Bratislava, 04-07-2001              Bratislava, 04-07-2001
             ---------------------------         ------------------------------

             Place and Date                      Place and Date



             ---------------------------         ------------------------------

             The Purchaser                       The Supplier

             EuroTel Bratislava, a.s. Slovak     Siemens, s.r.o. Slovak Republic
             Republic

             Jozef BARTA    CEO/procurator:          Mag. Wolfgang Wrumnig
                                                     statutory representative


             -----------------------------           ---------------------------


             GC/procurator:                           Ing. Peter Kollarik
             Thomas CANCRO                            statutory representative



             ------------------------------           -------------------------

             Ladislav Mikus, Chairman of the Board of Directors:



             -------------------------------

             Rahul N. Saxena, Vice-Chairman of the Board of Directors:



             --------------------------------


             Date:____________________________

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EuroTel Bratislava                                                 Page 58 of 59
Siemens                          13 august-2001

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Mark-up signed by:

EuroTel Bratislava, a.s.            Siemens, s.r.o.

Place and date:                     Place and Date:

----------------------------        ----------------------------

Jozef Barta, Chief Executive Officer


and Procurator

Place and date:                      Place and Date:

----------------------------         ----------------------------

JUDr. Jan Pitonak,

Procurator

EuroTel Bratislava, a.s.


----------------------------


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EuroTel Bratislava                                                 Page 59 of 59
Siemens                          13 august-2001